                                                                   EXHIBIT 10.18








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                                CREDIT AGREEMENT


                                      Among


                           SYGNET COMMUNICATIONS, INC.

                                as the Borrower,


                      the Lenders Which are Parties Hereto,


                         TORONTO DOMINION (TEXAS), INC.

                          as the Administrative Agent,


                                       and


                         PNC BANK, NATIONAL ASSOCIATION

             as the Documentation Agent and as the Collateral Agent



                           Dated as of October 9, 1996



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



                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

EXHIBITS ..................................................................   v

SCHEDULES..................................................................  vi

ARTICLE 1.  DEFINITIONS....................................................  1

     1.1         Defined Terms.............................................  1
     1.2         Accounting Terms.......................................... 21
     1.3         Rules of Construction..................................... 21

ARTICLE 2.  THE REVOLVING CREDIT FACILITY.................................. 22

     2.1         Revolving Credit Commitment............................... 22
     2.2         Interest.................................................. 25
     2.3         Capital Adequacy.......................................... 30
     2.4         Requests for Loans, Interest Rate Options and Conversions. 30
     2.5         Method of Disbursements and Payments...................... 31
     2.6         Loan Accounts............................................. 31
     2.7         Fees...................................................... 31
     2.8         Payment From Accounts Maintained by Borrower.............. 32

ARTICLE 3.  SET-OFF, SECURITY INTERESTS AND GUARANTY....................... 32

     3.1         Set-Off................................................... 32
     3.2         Personal and Real Property................................ 32
     3.3         Pledge of Borrower's and Subsidiaries Stock............... 33

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES................................. 33

     4.1         Existence and Organization................................ 33
     4.2         Capitalization; Ownership; Title to Shares................ 34
     4.3         Subsidiaries and Other Investments........................ 34
     4.4         Power and Authority....................................... 34
     4.5         Validity and Binding Effect............................... 34
     4.6         No Conflict............................................... 34
     4.7         Business.................................................. 35
     4.8         Cellular Systems; Governmental Approvals.................. 35

                                                                            PAGE
                                                                            ----
     4.9         Financial Matters......................................... 36
     4.10        Material Adverse Change................................... 37
     4.11        Litigation................................................ 37
     4.12        Compliance with Laws...................................... 37
     4.13        Material Contracts........................................ 37
     4.14        Labor Matters; Payment of Wages........................... 38
     4.15        Fiscal Year............................................... 38
     4.16        Condition of and Title to Assets.......................... 38
     4.17        Tax Returns and Payments.................................. 39
     4.18        Intellectual Property..................................... 39
     4.19        Insurance................................................. 39
     4.20        Consents and Approvals.................................... 40
     4.21        No Defaults or Material Adverse Changes................... 40
     4.22        Horizon Acquisition....................................... 40
     4.23        Structurally Subordinated Indebtedness.................... 40
     4.24        Priority.................................................. 40
     4.25        Solvency.................................................. 41
     4.26        Plans and Benefit Arrangements............................ 41
     4.27        Environmental Matters..................................... 43
     4.28        Margin Stock.............................................. 44
     4.29        Investment Company Act.................................... 44
     4.30        Public Utility Holding Company Act........................ 45
     4.31        Full Disclosure........................................... 45

ARTICLE 5.  AFFIRMATIVE COVENANTS.......................................... 45

     5.1         Use of Proceeds........................................... 45
     5.2         Delivery of Financial Statements and Other Information.... 46
     5.3         Preservation of Existence; Qualification.................. 50
     5.4         Compliance with Laws, Contracts and Licenses.............. 50
     5.5         Continuance of Business................................... 50
     5.6         Accounting System; Books and Records...................... 50
     5.7         Payment of Taxes and Other Liabilities.................... 51
     5.8         Insurance................................................. 51
     5.9         Interest Hedge Agreements.  .............................. 52
     5.10        Maintenance of Properties................................. 53
     5.11        Maintenance of Leases..................................... 53
     5.12        Maintenance of Patents, Trademarks, Permits, Etc.......... 53
     5.13        Plans and Benefit Arrangements............................ 53

                                                                            PAGE
                                                                            ----
     5.14        Environmental Matters and Indemnification................. 54
     5.15        Key Management............................................ 54
     5.16        Covenants Regarding Formation of Subsidiaries and
                 Acquisitions.............................................. 55
     5.17        Payment of Wages.......................................... 55
     5.18        Further Assurances; Power of Attorney..................... 55

ARTICLE 6.  NEGATIVE COVENANTS............................................. 56

     6.1         Indebtedness.............................................. 56
     6.2         Guarantees................................................ 56
     6.3         Encumbrances; Negative Pledge............................. 56
     6.4         Financial Covenants....................................... 57
     6.5         Limitation on Dividends, Distributions and Other Payments. 58
     6.6         Restrictions on Subsidiary Dividends or Distributions..... 59
     6.7         Liquidations, Mergers, Consolidations, Acquisitions, Etc.. 59
     6.8         Dispositions of Assets.................................... 60
     6.9         Subsidiaries.............................................. 61
     6.10        Loans and Other Advances.................................. 61
     6.11        Investments............................................... 61
     6.12        Affiliate Transactions.................................... 62
     6.13        Use of Proceeds........................................... 62
     6.14        Change of Business........................................ 62
     6.15        Change of Control......................................... 62
     6.16        Change of Fiscal Year..................................... 62
     6.17        ERISA..................................................... 63

ARTICLE 7.  CONDITIONS TO MAKING LOANS..................................... 63

     7.1         All Loans................................................. 63
     7.2         Initial Loan.............................................. 64

ARTICLE 8.  EVENTS OF DEFAULT; REMEDIES.................................... 68

     8.1         Events of Default......................................... 68
     8.2         Remedies.................................................. 71


                                                                            PAGE
                                                                            ----
ARTICLE 9.  ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND
            COLLATERAL AGENT............................................... 72

     9.1         Appointment and Grant of Authority........................ 72
     9.2         Non-Reliance on Administrative Agent...................... 73
     9.3         Responsibility of Agents and Other Matters................ 73
     9.4         Collateral Agent.......................................... 75
     9.5         Action on Instructions.................................... 75
     9.6         Action Upon Occurrence of a Default or Event of Default... 75
     9.7         Indemnification........................................... 75
     9.8         Agents' Rights as a Lender................................ 75
     9.9         Loan Advances by Administrative Agent..................... 76
     9.10        Payment to Lenders........................................ 76
     9.11        Pro Rata Sharing.......................................... 76
     9.12        Notice of Event of Default................................ 77
     9.13        Delegation of Duties...................................... 77
     9.14        Successor Agents.......................................... 77

ARTICLE 10. GENERAL PROVISIONS............................................. 78

     10.1        Amendments and Waivers.................................... 78
     10.2        Taxes..................................................... 79
     10.3        Expenses.................................................. 79
     10.4        Notices................................................... 80
     10.5        Assignments............................................... 82
     10.6        Participations............................................ 83
     10.7        Withholding of Income Taxes............................... 84
     10.8        Indemnity................................................. 84
     10.9        Successors and Assigns.................................... 85
     10.10       FCC and Other Governmental Authority Matters.............. 86
     10.11       Confidentiality........................................... 86
     10.12       Severability.............................................. 87
     10.13       Survival.................................................. 87
     10.14       GOVERNING LAW............................................. 87
     10.15       FORUM..................................................... 87
     10.16       WAIVER OF JURY TRIAL...................................... 88
     10.17       Non-Business Days......................................... 88
     10.18       Integration............................................... 88
     10.19       Headings.................................................. 88
     10.20       Counterparts.............................................. 88



                                    EXHIBITS
                                    --------

                                                                     Principal
  Exhibit                                                             Section
Designation                     Exhibit                              Reference
-----------                     -------                              ---------

    A             Revolving Credit Note                                  2.1f

    B             Request for/Confirmation of Loan                       2.4

    C             Security Agreement                                     3.2

    D             Pledge Agreement                                       3.3

    E             Compliance Certificate                                 5.2c

    F             Perfection Certificate                                 7.2h

    G             Assignment and Assumption Agreement                    10.5a


                                    SCHEDULES
                                    ---------



 Schedule
Designation                      Schedule
-----------                      --------

4.2          Matters Relating to Borrower's and Wireless' Capital Stock

4.8          Cellular Systems; FCC Licenses and Other Governmental Approvals

4.11         Litigation and Other Matters

4.13         Material Contracts

4.18         Intellectual Property

4.19         Insurance

4.26         Plans and Benefit Arrangements

4.27         Environmental Matters

6.1          Existing Indebtedness

6.3          Existing Encumbrances Permitted to Remain Outstanding

6.10         Existing Loans Made by Borrower

6.11         Investments


                                CREDIT AGREEMENT


                  This CREDIT AGREEMENT, dated as of October 9, 1996, is entered into by and among SYGNET COMMUNICATIONS, INC., an Ohio corporation (the "BORROWER"), the financial institutions which are or which become parties hereto in accordance with Section 10.5 (each a "LENDER" and collectively the "LENDERS"), TORONTO DOMINION (TEXAS), INC., as the administrative agent for the Lenders (in such capacity the "ADMINISTRATIVE AGENT"), PNC BANK, NATIONAL ASSOCIATION as the documentation agent for the Lenders (in such capacity the "DOCUMENTATION AGENT") and PNC BANK, NATIONAL ASSOCIATION as the collateral agent for the Lenders (in such capacity the "COLLATERAL AGENT").


                                   WITNESSETH:


                  WHEREAS, the Borrower has requested that the Lenders make available to it a secured, reducing revolving credit facility in the initial maximum principal amount of $300,000,000, and the Lenders have agreed to do so, on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.        DEFINITIONS

1.1 DEFINED TERMS. As used in this Agreement, including the preamble and recitals hereto, the following terms shall have the meanings set forth below or in the Section or Subsection of this Agreement referred to, unless the context otherwise requires:

                  ACCOUNT: An account, as that term is defined in the Uniform Commercial Code, due the Borrower or any Subsidiary of the Borrower, whether now in existence or hereafter created or acquired.

                  ACCOUNT DEBTOR: Any Person who is or becomes obligated under or with respect to an Account.

                  ADJUSTED ANNUALIZED OPERATING CASH FLOW: As of the last day of each Fiscal Quarter, the Borrower's Adjusted Operating Cash Flow for the most recently completed two consecutive Fiscal Quarters, multiplied by two, determined on a consolidated basis in accordance with GAAP. For purposes of calculating Adjusted Annualized Operating

Cash Flow during the first two complete Fiscal Quarters immediately following the Closing Date, it shall be assumed that the Horizon Acquisition occurred on January 1, 1996.

                  ADJUSTED OPERATING CASH FLOW: As of the last day of each Fiscal Quarter, the Borrower's Operating Cash Flow for such Fiscal Quarter, PLUS actual marketing and selling expense for such Fiscal Quarter MINUS Average Marketing Expense as of the last day of such Fiscal Quarter, all determined in accordance with GAAP.

                  ADMINISTRATIVE AGENT: Toronto Dominion (Texas), Inc., and its successors and assigns, in its capacity as administrative agent for the Lenders hereunder, and any Person that becomes a successor administrative agent hereunder.

                  AFFILIATE: As to any Person, any other Person directly or indirectly through one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person.

                  AGENT: Any of the Administrative Agent, the Collateral Agent or the Documentation Agent and, collectively, all of the Administrative Agent, the Collateral Agent and the Documentation Agent, and their respective successors and assigns.

                  AGREEMENT: This Credit Agreement, together with all exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereto and hereof.

                  ANNUALIZED OPERATING CASH FLOW: As of the last day of each Fiscal Quarter, the Borrower's Operating Cash Flow for the most recently completed two consecutive Fiscal Quarters, multiplied by two, determined on a consolidated basis in accordance with GAAP. For purposes of calculating Annualized Operating Cash Flow during the first two complete Fiscal Quarters immediately following the Closing Date, it shall be assumed that the Horizon Acquisition occurred on January 1, 1996.

                  APPLICABLE MARGIN: An incremental amount in excess of the Base Rate and/or the Euro-Rate which will fluctuate as a function of the Total Indebtedness to Adjusted Annualized Operating Cash Flow Ratio, pursuant to
Section 2.2a(i).

                  ASSIGNMENT AND ASSUMPTION AGREEMENT: An Assignment and Assumption Agreement entered into by and between a Purchasing Lender and a Transferor Lender, substantially in the form of EXHIBIT "G" hereto, with appropriate insertions, and all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  AUTHORIZED OFFICER: The Chairman, President and Chief Financial Officer of the Borrower or Wireless, as the context requires. The Agents and the Lenders shall be entitled to rely on the incumbency certificates delivered pursuant to Section
7.2 for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Administrative Agent a revised, fully-executed incumbency certificate.

                  AVERAGE MARKETING EXPENSE: As of the last day of each Fiscal Quarter, the Borrower's actual marketing and selling expense for the most recently completed four Fiscal Quarters, divided by four, determined on a consolidated basis in accordance with GAAP.

                  BASE RATE: For any day, a rate of interest per annum equal to the greater of (i) the Prime Rate or (ii) the sum of (A) the Federal Funds Rate plus (B) one-half percent (1/2%).

                  BASE RATE LOAN: A Loan bearing interest under the Base Rate Option, as set forth in Subsection 2.2a.

                  BASE RATE OPTION: The ability of the Borrower to elect Base Rate Loans, as set forth in Subsection 2.2a.

                  BENEFIT ARRANGEMENT: An "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

                  BORROWER:  Sygnet Communications, Inc., an Ohio corporation.

                  BUSINESS DAY: With respect to any borrowing or payment of Euro-Rate Loans or a selection of the Euro-Rate Option, a day other than a Saturday or a Sunday on which banks are open for business in New York, New York and Houston, Texas, and on which dealings in Dollars are carried on in the London interbank market; and for all other purposes, a day other than a Saturday or a Sunday on which commercial banks in New York, New York and Houston, Texas are open for business.

                  CAPITAL ADEQUACY EVENT: This term shall have the meaning given it in Section 2.3.

                  CAPITAL COMPENSATION AMOUNT: This term shall have the meaning given it in Section 2.3.

                  CAPITAL EXPENDITURE: Any expenditure of the Borrower or any Subsidiary of the Borrower which would be classified as a capital expenditure in accordance with GAAP.

                  CAPITALIZED LEASE: Any lease of property by the Borrower or a Subsidiary of the Borrower as lessee which would be capitalized on a balance sheet of the Borrower or such Subsidiary prepared in accordance with GAAP.

                  CELLULAR SYSTEM: The Borrower's and its Subsidiaries' cellular mobile radio telephone systems, whether now owned or hereafter acquired, constructed and operated in an MSA or RSA.

                  CAPITALIZED LEASE OBLIGATIONS: The amount of the obligations of the Borrower or a Subsidiary of the Borrower under Capitalized Leases which would be shown as a liability on a balance sheet of such Borrower or a Subsidiary of the Borrower prepared in accordance with GAAP.

                  CHANGE OF CONTROL: Any transaction or occurrence or series of transactions or occurrences which results at any time in either (i) the current shareholders of Wireless, as shown on SCHEDULE 4.2, owning in the aggregate, whether directly or indirectly, less than the number of shares which entitles them to at least 51% of the votes entitled to be cast in an election of Wireless' board of directors, on a fully-diluted basis, or (ii) Wireless owning in the aggregate, whether directly or indirectly, less than the number of shares which entitles it to at least 51% of the votes entitled to be cast in an election of the Borrower's board of directors, on a fully-diluted basis.

                  CHATTEL PAPER: Any chattel paper, as that term is defined in the Uniform Commercial Code, of the Borrower or any Subsidiary of the Borrower, whether now owned or hereafter created or acquired.

                  CLOSING DATE: October 9, 1996 or such later date as is mutually agreeable to the parties hereto.

                  COLLATERAL: Collectively, all of the property (whether real, personal or mixed, and whether tangible or intangible), rights, titles and interests subject to the Security Interest in favor of the Collateral Agent for the benefit of the Lenders pursuant to this Agreement or any of the Security Documents.

                  COLLATERAL AGENT: PNC Bank, National Association, a national banking association, and its successors and assigns, in its capacity as the collateral agent for the Lenders hereunder, and any Person that becomes a successor collateral agent hereunder.

                  COMMITMENT: With respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.1 in the aggregate Dollar amount not to exceed at any one time outstanding: (i) as to any Lender which is an original signatory to this Agreement, the Dollar amount set forth on the signature page hereto signed by such Lender or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender, as the case may be, or (ii) as to any Lender which is not an original signatory to this Agreement but which becomes a Lender by executing an Assignment and Assumption Agreement as a Purchasing Lender, the Dollar amount for such Lender set forth on Schedule I to such Assignment and Assumption Agreement, or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender.

                  COMMITMENT FEE:  The fee described in Subsection 2.7a.

                  COMMITMENT PERCENTAGE: With respect to each Lender, its percentage commitment of the Revolving Credit Commitment, which shall be (i) as to any Lender which is an original signatory to this Agreement, the percentage set forth on the signature page hereto signed by such Lender or as modified on
Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender, as the case may be, or (ii) as to any Lender which is not an original signatory to this Agreement but which becomes a Lender by executing an Assignment and Assumption Agreement as a Purchasing Lender, the percentage set forth on Schedule I to such Assignment and Assumption Agreement, or as modified on Schedule I to the most recent Assignment and Assumption Agreement, if any, which such Lender executes as a Transferor Lender.

                  COMPLIANCE CERTIFICATE: A certificate substantially in the form of EXHIBIT "E" which has been executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent.

                  CONSOLIDATED OR CONSOLIDATED: With reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries (or, if specifically stated, to the accounts of Wireless and its Subsidiaries), consolidated in accordance with GAAP.

                  CONTAMINATION: The uncontained presence of Hazardous Substances at any real property of the Borrower or any Subsidiary, whether owned or leased, which may require clean-up or remediation under any Environmental Law.

                  CONTROL: The ownership of fifteen percent (15%) or more of any class of voting securities, partnership interests or other equity interests by any Person of another Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through the ownership of voting securities, by contract, or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be. The terms "Controlled" and "Controlling" shall have correlative meanings.

                  DEBT SERVICE: Scheduled payments of principal (including without limitation principal payments made in order to make scheduled reductions of the Revolving Credit Commitment, as required pursuant to Section 2.1c(i)) and interest on the Borrower's Indebtedness, determined on a consolidated basis.

                  DEFAULT: Any condition, event, omission or act which with the giving of notice, the passage of time or both would constitute an Event of Default.

                  DOCUMENT: Any document, as that term is defined in the Uniform Commercial Code, of the Borrower or any Subsidiary, whether now owned or in existence or hereafter created or acquired.

                  DOCUMENTATION AGENT: PNC Bank, National Association, a national banking association, and its successors and assigns, in its capacity as the documentation agent for the Lenders hereunder, and any Person that becomes a successor documentation agent hereunder.

                  DOLLARS OR $: The legal tender of the United States of
America.

                  ENCUMBRANCE: Any security interest, mortgage, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code), in, upon or against any asset of the Borrower or any Subsidiary of the Borrower, whether or not voluntarily given, other than financing statements filed in connection with Permitted Encumbrances.

                  ENVIRONMENTAL CLAIM: Any claim, suit, notice, order, demand or other written communication made by any Person with respect to the Borrower or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigation, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be Contamination.

                  ENVIRONMENTAL LAW: Any Governmental Rule, permit, license, writ, injunction, decree, award or standard concerning health, safety and protection of, or regulation of the discharge of substances into, the environment, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

                  EQUIPMENT: Any equipment, as that term is defined in the Uniform Commercial Code, owned by the Borrower or any Subsidiary of the Borrower, whether now owned or hereafter acquired and wherever located.

                  ERISA: The Employee Retirement Income Security Act of 1974 as it may from time to time be amended, supplemented or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.

                  ERISA AFFILIATE: At any time any member of a controlled group of corporations under Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.

                  EURO-RATE: With respect to Euro-Rate Loans, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be presumed correct absent manifest error on the part of the Administrative Agent) to be equal to the offered rate for deposits in Dollars for the applicable Euro-Rate Interest Period which appear on page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m., Greenwich mean time, two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. If more than one offered rate appears on page 3750 of the TELERATE rate reporting system or other similar system, the Euro-Rate will be the arithmetic mean of such offered rates.

                  EURO-RATE INTEREST PERIOD: Any individual period of one, two, three or six months, or, if made available at the option of all of the Lenders, nine or twelve months, commencing on the date a Euro-Rate Option is exercised; PROVIDED, HOWEVER, that (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day, (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (iii) no Euro-Rate Interest Period may end after the Maturity Date.

                  EURO-RATE LOAN: A Loan bearing interest under the Euro-Rate Option, as set forth in Subsection 2.2a.

                  EURO-RATE OPTION: The ability of the Borrower to elect Euro-Rate Loans, as set forth in Subsection 2.2a.

                  EURO-RATE RESERVE PERCENTAGE: For any day, that percentage (expressed as a decimal), as determined by the Administrative Agent as to the Euro-Rate Loan as to which the rate is then being set, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirements (including without limitation supplemental, marginal or emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system.

                  EVENT OF DEFAULT: Any of the events specified in Section 8.1.

                  EXCESS CASH FLOW: The excess, if any, of the Borrower's Operating Cash Flow over the Borrower's Fixed Charges, all for the Fiscal Year in question, determined on a consolidated basis in accordance with GAAP.

                  EXISTING CREDIT AGREEMENT: The Credit Agreement dated as of September 29, 1995 entered into by and among the Borrower (then known as Sharron Youngstown Cellular, Inc.) and certain of its then existing affiliates as the borrowers, the lenders which are parties thereto and PNC Bank, National Association, as the Agent for such lenders, as it may have been amended from time to time.

                  FCC: The Federal Communications Commission or any successor agency, commission, bureau, department or other political subdivision of the United States of America.

                  FCC LICENSE: Any license, permit, authorization or certificate, whether now owned or hereafter acquired, issued by the FCC to Wireless, the Borrower or any Subsidiary of the Borrower in order that the Borrower's or such Subsidiary's Cellular Systems will be operated in compliance with all applicable Governmental Rules.

                  FEDERAL FUNDS RATE: For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. Eastern time on such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  FEE: Any of the Commitment Fee or any other fee payable by the Borrower to the Agents or the Lenders hereunder, under any Fee Letter or under any of the other Loan Documents.

                  FEE LETTER: Any letter agreement or other agreement entered into on or prior to the Closing Date by and among the Borrower and the Agents or among the Borrower and the Lenders, pursuant to which the Borrower agrees to pay the Fees described therein to the Agents or the Lenders, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  FISCAL QUARTER: Each three-month fiscal period of the Borrower beginning respectively on each successive January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

                  FISCAL YEAR: Each annual fiscal period of the Borrower beginning January 1 and ending on the immediately succeeding December 31.

                  FIXED CHARGES: As of the last day of each Fiscal Quarter, the sum (without duplication) of the Borrower's Capital Expenditures, payments pursuant to Capitalized Leases, Debt Service and Permitted Payments for the immediately preceding period of twelve (12) consecutive months, all determined on a consolidated basis in accordance with GAAP.

                  FIXTURE: Any fixture, as that term is defined in the Uniform Commercial Code, owned by the Borrower or a Subsidiary of the Borrower, whether now owned or hereafter acquired, and wherever located.

                  GAAP: Generally accepted accounting principles as in effect from time to time which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof, consistently applied.

                  GENERAL INTANGIBLE: Any general intangible, as that term is defined in the Uniform Commercial Code, of the Borrower or a Subsidiary of the Borrower, whether now owned or in existence or hereafter created or acquired, including without limitation any cause of action, business record, deposit account, invention, design, patent, patent application, trademark, a trademark application, service mark, service mark application, trade name, trade name application, trade secret, goodwill, copyright, copyright application, registration, license, franchise, customer guaranty, security interest, right to indemnification or any other intangible property of any kind or nature (other than an Account).

                  GOODS: All goods, as that term is defined in the Uniform Commercial Code, of the Borrower or a Subsidiary of the Borrower, whether now owned or hereafter acquired and wherever located.

                  GOVERNMENTAL APPROVAL: Any order, consent, authorization, license, validation, approval and permit, including but not limited to any FCC License, issued to or required to be obtained by the Borrower or a Subsidiary of the Borrower in connection with the ownership, construction, erection, installation, operation and maintenance of the Borrower's or such Subsidiary's properties, including but not limited to the Cellular Systems, and the conduct of the present and proposed business of the Borrower or such Subsidiary.

                  GOVERNMENTAL AUTHORITY: The government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including but not limited to the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority, and any successor to any of the foregoing. In addition, solely for the purposes of Sections 2.2f, 2.3 and 10.8 hereof and the definition of Governmental Rule as used in such Sections, and solely for the benefit of Lenders which are branches of or representative offices of financial institutions not organized under the laws of the United States of America or any state thereof, the term "Governmental Authority" shall mean the government of the country of such financial institution's incorporation or organization, the government of any political subdivision thereof or any governmental, quasi-governmental, judicial or statutory instrumentality, any court or tribunal or regulatory bureau of any of the foregoing or any central bank or any comparable authority of such country.

                  GOVERNMENTAL RULE: Any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

                  GUARANTY: As to any Person, any obligation, direct or indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to
(i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform,
(iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

                  HAZARDOUS SUBSTANCE: Any (i) substance which is defined as such or regulated in any manner by any Environmental Law and (ii) petroleum products, including crude oil and any fraction thereof.

                  HORIZON ACQUISITION: The acquisition by the Borrower, directly or indirectly, of all licenses, permits, franchises, registrations, approvals and operating rights owned by Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P., and Horizon Cellular Telephone Company of Indiana, L.P., relating to the following non-wireline RSAs:
Pennsylvania RSA #1, Pennsylvania RSA #2 (operated under interim operating authority), Pennsylvania RSA #6, Pennsylvania RSA #7 and New York RSA #3, together with certain other assets of the sellers, all pursuant to and in accordance with the terms of the Horizon Acquisition Agreement.

                  HORIZON ACQUISITION AGREEMENT: The Asset Acquisition Agreement made as of July 11, 1996 among Horizon Cellular Telephone Company of Chautauqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P. and Horizon Cellular Telephone Company of Indiana, L.P. as the sellers and Sygnet Communications, Inc. (now Sygnet Wireless, Inc.) as the purchaser, together with all exhibits and schedules thereto and thereof.

                  HORIZON ACQUISITION DOCUMENTS: The Horizon Acquisition Agreement and all documents, agreements and instruments entered into in connection therewith, together with all exhibits and schedules thereto.

                  INDEBTEDNESS: Individually and collectively, (i) all obligations and indebtedness for borrowed money, including but not limited to the Obligations hereunder and the Borrower's Senior Indebtedness and Subordinated Indebtedness, (ii) all obligations evidenced by bonds, debentures, notes, including but not limited to the Revolving Credit Notes, or similar instruments; (iii) all obligations under conditional sale or other title retention agreements relating to property purchased; (iv) all obligations issued or assumed as the deferred purchase price of property or services; (v) all Capitalized Lease Obligations; (vi) all obligations with respect to letters of credit, whether matured or contingent; (vii) all obligations with respect to Interest Hedge Agreements; (viii) all obligations of others secured by any Encumbrance on property or assets owned or acquired by the Borrower or a Subsidiary of the Borrower, whether or not the obligations secured thereby have been assumed; and (ix) all Guarantees; PROVIDED, HOWEVER, that Indebtedness shall not include accounts payable incurred in the ordinary course of business if those accounts payable do not constitute obligations to repay borrowed money.

                  INSTRUMENT: Any instrument, as that term is defined in the Uniform Commercial Code, owned or held by the Borrower or a Subsidiary of the Borrower, whether now owned or in existence or hereafter created or acquired.

                  INTEREST EXPENSE: Amounts actually paid by the Borrower for interest on Indebtedness during the period in question, determined on a consolidated basis in accordance with GAAP.

                  INTEREST HEDGE AGREEMENT: Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                  INTEREST RATE OPTION: Either of the Base Rate Option or the Euro-Rate Option.

                  INTERNAL REVENUE CODE: The Internal Revenue Code of 1986 or any successor legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

                  INVENTORY: All inventory, as that term is defined in the Uniform Commercial Code, including but not limited to any and all new or used goods, merchandise and other personal property, including but not limited to goods in transit, of the Borrower or any Subsidiary of the Borrower, and which is or may at any time be held as finished goods, raw materials, work-in-process, supplies or materials used or consumed in the Borrower's or any Subsidiary's business or held for sale or lease or furnished under a contract of service in the ordinary course of the Borrower's or any Subsidiary's business, including but not limited to all returned and repossessed goods and all supplementary items, packing and shipping supplies and advertising materials, all of the foregoing whether now owned or hereafter acquired and wherever located.

                  LENDER: Any financial institution which is or which becomes a party hereto as a lender in the future, and their respective successors and assigns.

                  LOAN: An individual borrowing by the Borrower under the Revolving Credit Commitment.

                  LOAN ACCOUNT: Any loan account referred to in Section 2.6.

                  LOAN DOCUMENT: Any of this Agreement, any Revolving Credit Note, any Security Document, any Subsidiary Guaranty Agreement, any Fee Letter, any Interest Hedge Agreement entered into with a Lender, the Management Agreement and all other agreements, documents and instruments executed and delivered to govern, evidence or secure the Obligations, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                  MANAGEMENT AGREEMENT: The Management Agreement between the Borrower and Wireless, in form and substance reasonably acceptable to the Required Lenders pursuant to which Wireless performs certain administrative functions for the Borrower, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  MATERIAL ADVERSE CHANGE: Any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement in its entirety or any other Loan Document in its entirety, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, condition, financial or otherwise, results of operations or prospects of (A) the Borrower and its Subsidiaries taken as a whole or (B) Wireless, (iii) impairs materially or could reasonably be expected to impair materially the ability of
(A) the Borrower or any of its Subsidiaries to duly and punctually pay or perform the Obligations and their obligations under the Loan Documents or (B) Wireless to perform its obligations under the Pledge Agreement, or (iv) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any Lender, to the extent permitted, to enforce their respective legal remedies pursuant to this Agreement and the other Loan Documents.

                  MATERIAL ADVERSE EFFECT: An effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

                  MATERIAL CONTRACT: Any contract or agreement to which the Borrower or a Subsidiary is a party the loss or breach of which would have a Material Adverse Effect.

                  MATERIAL DEFAULT: Any Default other than an event or occurrence which would not have a Material Adverse Effect or result in a Material Adverse Change.

                  MATURITY DATE:   June 30, 2005.

                  MONEY PURCHASE PLAN: Any Benefit Arrangement subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Internal Revenue Code.

                  MSA: Any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

                  MSA FCC LICENSE: Any FCC License granting the right to operate a Cellular System within a MSA.

                  MULTIEMPLOYER PLAN: A "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  NET CASH PROCEEDS: The cash proceeds to the Borrower or any Subsidiary of any sale, assignment, transfer or other disposition of any of its assets, less the sum of (i) reasonable costs associated with such sale, assignment, transfer or other disposition, such as brokers' commissions and attorneys' and accountants' fees, (ii) all Federal, state and local taxes assessed in connection therewith and (iii) the principal amount of any Indebtedness which is secured by any such asset and which is required to be and is repaid in connection therewith.

                  NET INCOME: The Borrower's net income, after deducting all operating expenses, provisions for all taxes and all other proper deductions, all determined on a consolidated basis for the period in question in accordance with GAAP.

                  OBLIGATIONS: Collectively, (i) all unpaid principal and accrued and unpaid interest (including, without limitation, any interest accruing subsequent to the commencement of a bankruptcy, insolvency or similar proceeding with respect to the Borrower, whether or not such interest constitutes an allowed claim in such proceeding) under the Loans, (ii) all accrued and unpaid Fees, (iii) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of the Borrower, any Subsidiary of the Borrower or Wireless to any Agent, any Lender or any indemnified party hereunder and thereunder, (iv) any obligations owed by the Borrower to any Lender or to any Affiliate of any Lender pursuant to an Interest Hedge Agreement, and (v) all out-of-pocket costs and expenses incurred by the Agents and the Lenders in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Agents' counsel, which the Borrower is responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

                  OPERATING CASH FLOW: As of the last day of each Fiscal Quarter, the sum of the Borrower's Net Income, depreciation, amortization, other non-cash charges to Net Income, Interest Expense and Permitted Payments (excluding any amounts paid pursuant to the Management Agreement), MINUS non-cash credits to the Borrower's Net Income, all determined for such Fiscal Quarter on a consolidated basis in accordance with GAAP.

                  PARTICIPANT: Any bank or financial institution which acquires from any Lender an undivided interest in such Lender's Revolving Credit Commitment and Loans, pursuant to Section 10.6.

                  PARTICIPATION: The sale, made in accordance with the provisions of Section 10.6, by a Lender to any Participant of an undivided interest in such Lender's Revolving Credit Commitment and Loans.

                  PBGC: The Pension Benefit Guaranty Corporation established pursuant to ERISA, or any entity succeeding to any or all of its functions under ERISA.

                  PERFECTION CERTIFICATE: The Perfection Certificate substantially in the form of EXHIBIT "F", together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  PERMITTED ACQUISITION: Any acquisition permitted to be made by the Borrower or its Subsidiaries pursuant to Section 6.7.

                  PERMITTED DISPOSITION: Any disposition of assets permitted to be made by the Borrower and its Subsidiaries pursuant to Section 6.8.

                  PERMITTED ENCUMBRANCE:  Any of the following:

                  (i)  The Security Interests;

                  (ii) Security interests in the Collateral granted to the Collateral Agent for the benefit of any Lender or any Affiliate of any Lender which enters into an Interest Hedge Agreement with the Borrower pursuant to
Section 5.9, as security for the Borrower's obligations pursuant to such Interest Hedge Agreement, which security interests may rank not higher than PARI PASSU with the Security Interests in the Collateral granted to the Collateral Agent hereunder or under the Security Documents; PROVIDED, HOWEVER, that such security interests must be reasonably satisfactory to the Collateral Agent in all respects;

                  (iii) Liens for taxes, assessments, governmental charges or levies on the Borrower's or its Subsidiaries' properties if such taxes, assessments, governmental charges or levies (A) are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower or such Subsidiary has created adequate reserves or (B) are not pursuant to any Environmental Law;

                  (iv) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

                  (v) Liens arising out of judgments or awards against the Borrower or a Subsidiary of the Borrower with respect to which enforcement has been stayed and the Borrower at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower or such Subsidiary has created adequate reserves or has adequate insurance protection; PROVIDED, HOWEVER, that (A) at no time may the aggregate Dollar amount of such judgment liens for the Borrower exceed $1,500,000 and (B) at no time may the aggregate Dollar amount of such judgment liens for the Borrower and its Subsidiaries exceed $3,000,000;

                  (vi) Mechanics', carriers', workmen's, repairmen's and other similar statutory liens incurred in the ordinary course of the Borrower's or its Subsidiaries' business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and as to which the Borrower or such Subsidiary has created adequate reserves;

                  (vii) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and the Borrower or a Subsidiary of the Borrower, PROVIDED THAT such security interest shall attach only to the property being leased and shall secure only amounts owed pursuant to such lease;

                  (viii) Purchase money security interests in favor of sellers of real or personal property, to the extent the Indebtedness secured by such security interest is permitted pursuant to Section 6.1(ii), PROVIDED THAT such security interest shall attach only to the real or personal property being purchased and shall secure only the purchase money Indebtedness incurred in the acquisition of such real or personal property; and

                  (ix) Encumbrances existing on the Closing Date and listed on
SCHEDULE 6.3.

                  PERMITTED PAYMENT: Any payment, dividend or distribution permitted to be made by the Borrower to Wireless pursuant to Section 6.5.

                  PERSON: Any individual, partnership, corporation, trust, joint venture, limited liability company, unincorporated organization, association, entity or Governmental Authority.

                  PLAN: As to any Person, any employee pension benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Person and/or any ERISA Affiliate of such Person for employees of such Person and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by such Person and/or any entity which was an ERISA Affiliate at such time for their respective employees.

                  PLEDGE AGREEMENT: A Stock Pledge and Security Agreement substantially in the form of EXHIBIT "D" hereto, pursuant to which Wireless or any other owner of such stock grants to the Collateral Agent for the benefit of the holders of the Obligations a lien and security interest in the issued and outstanding stock of the Borrower, together with all extensions, renewals, amendments, substitutions and replacements hereto and hereof.

                  PREFERRED SUBSIDIARY: Any Subsidiary 85% or more of the outstanding voting securities of which is owned or controlled by the Borrower or a wholly-owned Subsidiary of the Borrower.

                  PRIME RATE: For any day, a fluctuating interest rate per annum equal to the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Administrative Agent to commercial borrowers.

                  PRO FORMA DEBT SERVICE: As of the last day of each Fiscal Quarter, the sum of (i) all principal payments required to be made as a result of scheduled reductions of the Revolving Credit Commitment required pursuant to Subsection 2.1c(i), which reductions are scheduled to be made during the four consecutive Fiscal Quarters immediately succeeding the date Pro Forma Debt Service is calculated (which amount shall be based on the principal amount of Loans outstanding on the date of calculation), PLUS (ii) all projected payments of interest on the Borrower's Indebtedness (based on the interest rates in effect under the Interest Rate Options at the time Pro Forma Debt Service is calculated), which interest payments are projected to be made during the four consecutive Fiscal Quarters immediately succeeding the date Pro Forma Debt Service is calculated, PLUS, (iii) all Permitted Payments which are projected to be made during the four consecutive Fiscal Quarters immediately succeeding the date Pro Forma Debt Service is calculated, all determined for such Fiscal Quarter on a consolidated basis in accordance with GAAP.

                  PROHIBITED TRANSACTION: A "prohibited transaction" as defined under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

                  PRO RATA: From or to each Lender in proportion to its Commitment Percentage.

                  PURCHASING LENDER: A Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement, or any Lender which is a party to this Agreement and which purchases an assignment pursuant to Subsection 10.5a.

                  QUALIFIED LENDER: Any Lender, or any other bank or trust company organized under the laws of the United States of America or any state thereof, having either (i) capital, surplus and undivided profits aggregating at least $250,000,000 or (ii) total assets in excess of $500,000,000 and whose long-term certificates of deposit are rated "AA" or better by Standard and Poor's Rating Group, a division of McGraw-Hill, Inc. or "Aa" or better by Moody's Investors Service, Inc.

                  REGISTER: This term shall have the meaning given it in Section 10.5c.

                  REGULATIONS D, G, T, U AND X: Regulations D, G, T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 204 et seq., 12 C.F.R. Part 207 et seq., 12 C.F.R. Part 220 et seq., 12 C.F.R. Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended.

                  REPORTABLE EVENT: A "reportable event" described in Section 4043(c) of ERISA and in 29 C.F.R. Part 2615.

                  REQUIRED LENDERS: Prior to the termination of the Revolving Credit Commitment, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Commitment Percentages of all the Lenders, and after the termination of the Revolving Credit Commitment, whether on the stated Maturity Date, by acceleration or otherwise, the Lenders whose outstanding principal amounts of the Loans aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the outstanding Loans.

                  REVOLVER AVAILABILITY: As of any date of determination, the positive difference, if any, between (i) the largest amount available to be borrowed under the Revolving Credit Commitment at any time during the twelve
(12) month period prior to the date of determination (after taking into account scheduled reductions required to be made pursuant to Subsection 2.1c(i) prior to the date on which such availability was the largest) and (ii) the principal amount outstanding under the Revolving Credit Commitment as of the first day of the Fiscal Year most recently begun.

                  REVOLVING CREDIT COMMITMENT: The obligation of the Lenders to make available to the Borrower a maximum aggregate principal amount not to exceed $300,000,000 initially, as reduced pursuant to Subsection 2.1c(i).

                  REVOLVING CREDIT NOTE: Any promissory note of the Borrower evidencing Indebtedness of the Borrower under the Revolving Credit Commitment and in substantially the form of EXHIBIT "A", together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  RSA: Any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

                  RSA FCC LICENSE: Any FCC License granting the right to operate a Cellular System within a RSA.

                  SECURITY AGREEMENT: The Security Agreement and Collateral Assignment substantially in the form of EXHIBIT "C" hereto entered into by and between the Borrower and the Collateral Agent pursuant to which the Borrower grants to the Collateral Agent, for and on behalf of the holders of the Obligations, a lien and security interest in all of the Borrower's personal property, whether tangible or intangible, together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  SECURITY DOCUMENTS: Any and all of (i) the Pledge Agreement,
(ii) the Security Agreement, (iii) the Subsidiary Security Documents, (iv) all additional documents and instruments entered into from time to time for the purpose of securing the Obligations, (v) any and all ancillary documents and instruments relating to any of the foregoing, such as Uniform Commercial Code financing statements and amendments to and continuations of financing statements and stock powers, and (vi) all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                  SECURITY INTEREST: All Encumbrances in favor of the Collateral Agent, for the benefit of the holders of the Obligations, created hereunder or under any of the Security Documents to secure the Obligations.

                  SENIOR INDEBTEDNESS: All Indebtedness of the Borrower, on a consolidated basis, which is not Subordinated Indebtedness.

                  STRUCTURALLY SUBORDINATED INDEBTEDNESS: Indebtedness of Wireless in the aggregate principal amount of $110,000,000 issued pursuant to the Structurally Subordinated Indebtedness Documents.

                  STRUCTURALLY SUBORDINATED INDEBTEDNESS DOCUMENTS: The Indenture dated as of September 26, 1996 between Wireless and Fleet National Bank as Trustee relating to the 11-1/2% Senior Notes due 2006 and the notes issued pursuant thereto substantially in the form of Exhibit A to such indenture, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                  SUBORDINATED INDEBTEDNESS: Any Indebtedness of the Borrower which is subordinated to the Obligations on terms and conditions satisfactory to the Agents.

                  SUBSIDIARY: Either (i) any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Borrower, or (ii) any other Person which is so owned or which is controlled by the Borrower or a Subsidiary.

                  SUBSIDIARY GUARANTY AGREEMENT: Any guaranty and suretyship agreement made by any Subsidiary of the Borrower for the benefit of the Lenders pursuant to Section 5.16, together with all extensions, renewals, amendments, substitutions and replacements to and of any such agreement.

                  SUBSIDIARY SECURITY DOCUMENTS: Any (i) pledge and security agreement pursuant to which the Borrower or any Subsidiary of the Borrower pledges to the Collateral Agent, for the benefit of the holders of the Obligations, the stock of any Subsidiaries of the Borrower owned by it, (ii) security agreement, mortgage and/or assignment of leases and rents pursuant to which any Subsidiary of the Borrower grants to the Collateral Agent, for the benefit of the holders of the Obligations, a lien and security interest in and to any of its real or personal property, as required pursuant to Section 5.16,
(iii) all additional documents and instruments entered into from time to time for the purpose of securing the Obligations, as required pursuant to Section 5.16, (iv) any and all ancillary documents and instruments relating to any of the foregoing, such as Uniform Commercial Code financing statements and stock powers, and (v) all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                  TERMINATION EVENT: As to any Person (i) a Reportable Event (other than a Reportable Event for which the 30-day notice requirement in PBGC Regulation 2615.3(a) has been waived) with respect to a Plan or an event described in Section 4062(e) of ERISA with respect to a Plan, (ii) the withdrawal of such Person or any ERISA Affiliate from a Plan during a plan year in which such Person or such ERISA Affiliate was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, (iii) the incurrence of liability by such Person or such ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan, (iv) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (vi) any other event or condition which might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  TOTAL INDEBTEDNESS: For purposes of calculating the Total Indebtedness to Adjusted Annualized Operating Cash Flow ratio set forth in Subsection 6.4b, and as used in Section 5.9 (Interest Hedge Agreements), as of the last day of a Fiscal Quarter, all of the Borrower's and Wireless' Indebtedness, determined for such Fiscal Quarter on a consolidated basis in accordance with GAAP. For all other purposes, as of the last day of a Fiscal Quarter, all of the Borrower's Indebtedness, determined for such Fiscal Quarter on a consolidated basis in accordance with GAAP.

                  TOTAL INDEBTEDNESS TO ADJUSTED ANNUALIZED OPERATING CASH FLOW
RATIO: The ratio of the Borrower's Total Indebtedness to the Borrower's Adjusted Annualized

Operating Cash Flow required to be maintained pursuant to Subsection 6.4b hereof, determined on a consolidated basis in accordance with GAAP.

                  TRANSFER EFFECTIVE DATE: For each Assignment and Assumption Agreement, the date upon which such Assignment and Assumption Agreement is effective.

                  TRANSFEROR LENDER: The selling Lender pursuant to an Assignment and Assumption Agreement.

                  UNFUNDED BENEFIT LIABILITIES: With respect to any Plan, the amounts described in Section 4001(a)(18) of ERISA.

                  UNIFORM COMMERCIAL CODE: The Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

                  WIRELESS: Sygnet Wireless, Inc., an Ohio corporation, and the parent of the Borrower.

                  WITHDRAWAL LIABILITY: "Withdrawal liability" as defined by the provisions of Part 1 of Subtitle E to Title IV of ERISA.

1.2 ACCOUNTING TERMS. Each accounting term not defined herein and each accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

1.3 RULES OF CONSTRUCTION. (i) Except as otherwise specified, all references in any Loan Document (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any applicable Governmental Rule shall be deemed to include all amendments, supplements and replacements thereto and thereof from time to time, and (C) to any Loan Document or to any other agreement or instrument shall be deemed to include all extensions, renewals, amendments, supplements, substitutions, replacements and waivers thereto and thereof.

                  (ii) When used in any Loan Document the words "herein", "hereof" and "hereunder" and words of similar import shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and the words "Article", "Section", "Subsection", "Schedule", "Exhibit" and "Annex" shall refer to Articles, Sections and Subsections of, and Schedules, Exhibits and Annexes to, such Loan Document, unless otherwise specified.

                  (iii) Whenever the context so requires, in all Loan Documents the use of or reference to any gender includes the masculine, feminine and neuter genders, and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

ARTICLE 2.        THE REVOLVING CREDIT FACILITY

2.1               REVOLVING CREDIT COMMITMENT.

2.1a              LOANS. The Lenders agree, subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow, from the date hereof until the Maturity Date, a principal amount not to exceed in the aggregate the Revolving Credit Commitment at any one time outstanding.

2.1b              COMMITMENTS OF THE LENDERS. Each Lender agrees severally, for itself only, and subject to the terms and conditions of this Agreement, to make Loans to the Borrower from time to time not to exceed an aggregate principal amount at any time equal to such Lender's Commitment Percentage of the Revolving Credit Commitment; PROVIDED, HOWEVER, that in no event shall any Lender be required to advance an amount in excess of its Commitment with respect to the Loans; and PROVIDED, FURTHER, that if any Lender fails to advance to the Borrower its Commitment Percentage of any Loan, the remaining Lenders shall not be required to advance to the Borrower the defaulting Lender's share of such Loan.

2.1c              MANDATORY AND VOLUNTARY REDUCTIONS OF REVOLVING CREDIT
COMMITMENT; MANDATORY AND VOLUNTARY PRINCIPAL PAYMENTS.

                  (i) SCHEDULED REDUCTIONS. The Revolving Credit Commitment shall be automatically and permanently reduced by the amounts and on the dates set forth below:

------------------------------------------------------------------------------------------------------------------
                                                                                         REDUCED REVOLVING CREDIT
        COMMITMENT REDUCTION                                                                   COMMITMENT AFTER
                DATE                                AMOUNT OF REDUCTION                       SCHEDULED REDUCTION
------------------------------------------------------------------------------------------------------------------
June 30, 1999                                             $ 6,000,000                             $294,000,000
September 30, 1999                                        $ 6,000,000                             $288,000,000
December 31, 1999                                         $ 6,000,000                             $282,000,000
------------------------------------------------------------------------------------------------------------------
March 31, 2000                                            $ 9,750,000                             $272,250,000
June 30, 2000                                             $ 9,750,000                             $262,500,000
September 30, 2000                                        $ 9,750,000                             $252,750,000
December 31, 2000                                         $ 9,750,000                             $243,000,000
------------------------------------------------------------------------------------------------------------------
March 31, 2001                                            $ 9,750,000                             $233,250,000
June 30, 2001                                             $ 9,750,000                             $223,500,000
September 30, 2001                                        $ 9,750,000                             $213,750,000
December 31, 2001                                         $ 9,750,000                             $204,000,000
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                         REDUCED REVOLVING CREDIT
        COMMITMENT REDUCTION                                                                   COMMITMENT AFTER
                DATE                                AMOUNT OF REDUCTION                       SCHEDULED REDUCTION
------------------------------------------------------------------------------------------------------------------
March 31, 2002                                            $11,250,000                             $192,750,000
June 30, 2002                                             $11,250,000                             $181,500,000
September 30, 2002                                        $11,250,000                             $170,250,000
December 31, 2002                                         $11,250,000                             $159,000,000
------------------------------------------------------------------------------------------------------------------
March 31, 2003                                            $13,500,000                             $145,500,000
June 30, 2003                                             $13,500,000                             $132,000,000
September 30, 2003                                        $13,500,000                             $118,500,000
December 31, 2003                                         $13,500,000                             $105,000,000
------------------------------------------------------------------------------------------------------------------
March 31, 2004                                            $15,750,000                             $ 89,250,000
June 30, 2004                                             $15,750,000                             $ 73,500,000
September 30, 2004                                        $15,750,000                             $ 57,750,000
December 31, 2004                                         $15,750,000                             $ 42,000,000
------------------------------------------------------------------------------------------------------------------
March 31, 2005                                            $21,000,000                              $21,000,000
June 30, 2005                                             $21,000,000                                      -0-
------------------------------------------------------------------------------------------------------------------

                  (ii) VOLUNTARY REDUCTIONS. Upon two Business Days' written notice to the Administrative Agent, the Borrower may from time to time voluntarily permanently reduce the Revolving Credit Commitment. Each voluntary reduction shall be in a minimum amount of $1,000,000 or, if greater than $1,000,000, in integral multiples of $100,000.

                  (iii) REDUCTIONS AS A FUNCTION OF EXCESS CASH FLOW. On or prior to March 31 of each year, beginning on March 31, 2000, the Revolving Credit Commitment shall be automatically and permanently reduced by an amount equal to 50% of the Borrower's Excess Cash Flow for the Fiscal Year ended on the preceding December 31.

                  (iv) REDUCTIONS AS A FUNCTION OF ASSET SALES. Simultaneously with any sale of assets made by the Borrower, other than Permitted Dispositions, the Revolving Credit Commitment shall be automatically and permanently reduced by an amount equal to the Net Cash Proceeds of such asset sale.

                  (v) EFFECT OF REDUCTIONS. The portion of the Revolving Credit Commitment so terminated pursuant to the preceding items (i), (ii), (iii) and
(iv) shall no longer be available for borrowing and, as of the effective date of any such reduction, the Commitment Fee shall no longer be payable on the portion so terminated. Simultaneously with each mandatory or voluntary permanent reduction, the Borrower shall make a payment of the outstanding Loans equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Loans over (B) the Revolving Credit Commitment, as so reduced. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Section 2.2, if any).

                  (vi) APPLICATION OF REDUCTIONS AND PREPAYMENTS. Any and all Revolving Credit Commitment reductions or mandatory or voluntary prepayments made pursuant to any particular item of this Section 2.1c shall be made in addition to, and not in lieu of, any and all Revolving Credit Commitment reductions and mandatory and voluntary prepayments to be made pursuant to any other item of this Section 2.1c. All such mandatory and voluntary prepayments shall be applied to repay Base Rate Loans or Euro-Rate Loans, at the Borrower's option, provided that the Borrower shall deliver written notice of such election prior to or simultaneously with such election. If no election is made by the Borrower, then all such mandatory and voluntary prepayments shall be applied by the Administrative Agent to first repay Base Rate Loans, and any excess shall be applied to repay Euro-Rate Loans. All mandatory prepayments and permanent commitment reductions which occur as a function of items (iii) and (iv) above and any voluntary permanent commitment reductions and related prepayments which occur as a function of item (ii) above shall be applied to reduce scheduled commitment reductions required pursuant to Subsection 2.1c(i) on a pro rata basis. All such mandatory and voluntary prepayments shall be accompanied by all accrued and unpaid interest thereon, all amounts due pursuant to Section 2.2(e)(iv), if any, and, in the case of a permanent reduction of the Revolving Credit Commitment to zero, any accrued and unpaid Commitment Fees and any other outstanding Obligations which are then due and payable.

2.1d              AMOUNT OF LOANS AND REPAYMENTS. Each Base Rate Loan shall be in a minimum amount of $1,000,000, or if in excess of $1,000,000, in integral multiples of $100,000. Each Euro-Rate Loan shall be in a minimum amount of $1,000,000, or if in excess of $1,000,000, in integral multiples of $500,000. Each repayment of a Loan (except for repayments relating to mandatory or voluntary reductions of the Revolving Credit Commitment described in Section 2.1c, and repayments due on the Maturity Date), shall be in a minimum amount of $1,000,000.

2.1e              REPAYMENT ON MATURITY DATE. On the Maturity Date the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon, any unpaid Fees relating thereto and any other outstanding Obligations shall be due and payable, in immediately available funds.

2.1f              REVOLVING CREDIT NOTES. The obligations of the Borrower to repay, on or before the Maturity Date, the aggregate unpaid principal amount of the Loans shall be evidenced by Revolving Credit Notes, each substantially in the form of EXHIBIT "A", (i) drawn by the Borrower to the order of a Lender in the maximum amount of that Lender's Commitment Percentage of the Revolving Credit Commitment, (ii) duly executed by the Borrower and (iii) delivered to the Administrative Agent for redelivery to such Lender. The principal amount actually due and owing each Lender under the Revolving Credit Note payable to it shall be the aggregate unpaid principal amount of all Loans made by such Lender, all as shown on the Loan Accounts established pursuant to
Section 2.6.

2.2               INTEREST.

2.2a              INTEREST RATES. During the term hereof the Borrower, in
accordance with the provisions of this Section 2.2, shall have the option of electing from time to time one or more of the Interest Rate Options set forth below to be applied by the Lenders to amounts outstanding hereunder:

                  (i) BASE RATE AND EURO-RATE OPTIONS. Interest (A) under the Base Rate Option shall accrue at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Applicable Margin, as set forth below, and (B) under the Euro-Rate Option shall accrue at a rate per annum equal to the sum of (1) the Euro-Rate plus (2) the Applicable Margin, as set forth below. In all cases the Applicable Margin shall fluctuate in accordance with the Total Indebtedness to Adjusted Annualized Operating Cash Flow Ratio, as follows:

------------------------------------------------------------------------------------------------------------------
       TOTAL INDEBTEDNESS TO ADJUSTED
         ANNUALIZED OPERATING CASH
       FLOW RATIO AS OF THE LAST DAY                                   APPLICABLE MARGIN
        OF THE IMMEDIATELY PRECEDING         ---------------------------------------------------------------------
               FISCAL QUARTER                             BASE RATE                         EURO-RATE
------------------------------------------------------------------------------------------------------------------
Greater than 10.00:1.00                                               1.750%                            2.750%
------------------------------------------------------------------------------------------------------------------
Less than or equal to 10.00:1.00                                      1.500%                            2.500%
but greater than 8.00:1.00
------------------------------------------------------------------------------------------------------------------
Less than or equal to 8.00:1.00                                       1.250%                            2.250%
but greater than 7.00:1.00
------------------------------------------------------------------------------------------------------------------
Less than or equal to 7.00:1.00                                       1.125%                            2.125%
but greater than 6.50:1.00
------------------------------------------------------------------------------------------------------------------
Less than or equal to 6.50:1.00                                       1.000%                            2.000%
but greater than 6.00:1.00
------------------------------------------------------------------------------------------------------------------
Less than or equal to 6.00:1.00                                       0.750%                            1.750%
but greater than 5.00:1.00
------------------------------------------------------------------------------------------------------------------
Less than or equal to 5.00:1.00                                       0.500%                            1.500%
but greater than 4.00:1.00
------------------------------------------------------------------------------------------------------------------
Less than or equal to 4.00:1.00                                       0.250%                            1.250%
------------------------------------------------------------------------------------------------------------------

2.2b              ADJUSTMENTS TO INTEREST RATES.

                  (i) CHANGES IN TOTAL INDEBTEDNESS TO ADJUSTED ANNUALIZED OPERATING CASH FLOW RATIO. Interest rate adjustments resulting from changes in the Total Indebtedness to Adjusted Annualized Operating Cash Flow Ratio shall be made without notice to the Borrower, based on such ratio as of the end of the most recently completed Fiscal Quarter. All adjustments shall be determined when the Borrower's quarterly financial statements and Compliance Certificate indicating such adjustment to be warranted have been delivered to the Administrative Agent pursuant to Section 5.2, and such adjustments will be effective retroactively to the first day of the Fiscal Quarter for which such statements and Compliance Certificate were delivered.

                  (ii) CHANGES IN BASE RATE. The Base Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate or the Federal Funds Rate, which adjustments shall be automatically effective on the day of any such change.

                  (iii) CHANGES IN EURO-RATE RESERVE PERCENTAGE. The Euro-Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Euro-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

                  (iv) EVENT OF DEFAULT. Upon the occurrence of and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to two percent (2%) in excess of the rate then in effect under the Base Rate Option (i.e., the Base Rate plus the Applicable Margin plus 2%).

2.2c              INTEREST RATE OPTION ELECTIONS, RENEWALS AND CONVERSIONS.
Subject to the remaining provisions of this Agreement, the Borrower shall have the options to elect to have all or any Loans bear interest at either of the Interest Rate Options, to renew elections of Interest Rate Options and to convert Loans to other Interest Rate Options. Notice of each election, renewal and conversion shall be made in accordance with Section 2.4. Elections of, conversions to or renewals of the Base Rate Option shall continue in effect until converted to the Euro-Rate Option. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each such Euro-Rate Option at the expiration of the applicable Euro-Rate Interest Period. Any Loans outstanding for which no election have been made shall bear interest under the Base Rate Option.

2.2d              LIMITATION ON ELECTION OF EURO-RATE OPTIONS. Each election of the Euro- Rate Option or the prepayment of all or any Euro-Rate Loans shall be in the minimum principal amount of $1,000,000 or, if in excess of $1,000,000, in integral multiples of $500,000. At no time during the term hereof may there be more than a total of five (5) separate Euro-Rate Interest Periods in effect. Upon the occurrence and during the continuance of an Event of Default, the Borrower's right to elect, renew or convert to Euro-Rate Loans shall be suspended.

2.2e              SPECIAL PROVISIONS RELATING TO EURO-RATE OPTION.

                  (i) EURO-RATE UNASCERTAINABLE. In the event that on any date on which a Euro-Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Administrative Agent shall give prompt notice of such determination to the Borrower and the other Lenders, and until the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the Euro-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

                  (ii) ILLEGALITY OF OFFERING EURO-RATE. If the Administrative Agent shall determine in good faith, based on a notice from any Lender, which determination shall be final and conclusive, that compliance by the Administrative Agent or any Lender with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for such Lender to make or maintain Euro-Rate Loans, the Administrative Agent shall give notice of such determination to the Borrower and the Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the Administrative Agent shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

                           (A) with respect to any Euro-Rate Interest Periods
thereafter commencing, interest on the corresponding Euro-Rate Loans shall be computed and payable under the Base Rate Option; and

                           (B) on such date, if any, as shall be required by
law, any Euro-Rate Loans then outstanding shall be automatically renewed at the Base Rate Option; and the Borrower shall pay to the Lenders the accrued and unpaid interest on such Euro-Rate Loans to (but not including) such renewal date.

The Borrower shall pay the Lenders any additional amounts reasonably necessary to compensate the Lenders (on an after-tax basis) for any out-of-pocket costs incurred by the Lenders as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by the Lenders to lenders of funds obtained by them to loan or maintain the Loans so converted. The Lenders shall furnish to the Borrower a certificate in reasonable detail showing the calculation of the amount necessary to compensate the Lenders (on an after-tax basis) for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrower shall pay such amount to the Lenders, as additional consideration hereunder, within 10 Business Days of the Borrower's receipt of such certificate.

                  (iii) INABILITY TO OFFER EURO-RATE. In the event that a Lender shall determine, in its sole but reasonable discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to the Euro-Rate Loans which would enable such Lender to fund such Euro-Rate Loans, then such Lender shall immediately notify the Administrative Agent. The Administrative Agent shall then notify the Borrower that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Following notification of the suspension of the Euro- Rate Option, the Borrower and the affected Lender shall negotiate in good faith and in a timely manner for a modified Euro-Rate which will allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and the affected Lender cannot agree on a modified Euro-Rate, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein.

                  (iv) INDEMNITY. In addition to the other provisions of this
Section 2.2e, the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against any loss or expense which the Administrative Agent or any Lender may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the Euro-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any Euro-Rate Loan or in making any payment or prepayment of any Euro-Rate Loan or any part thereof on any day other than the last day of the relevant Euro-Rate Interest Period, including but not limited to any premium or penalty incurred by the Administrative Agent or any Lender in respect of funds borrowed by it for the purpose of making or maintaining any Euro-Rate Loan as determined in good faith by the Administrative Agent or any Lender in the exercise of its sole but reasonable discretion. The affected Lender shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to the affected Lender within ten (10) Business Days of the Borrower's receipt of such certificate.

2.2f               YIELD PROTECTION. If any Governmental Rule or the
interpretation or application thereof by any court, any Governmental Authority charged with the administration thereof or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

                  (i) subjects the Administrative Agent or any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Administrative Agent or such Lender and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Administrative Agent or any Lender with respect to payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Administrative Agent or such Lender); or

                  (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by the Administrative Agent or any Lender (other than such requirements which are included in the determination of the Euro-Rate hereunder);

and the result of any of the foregoing is to increase the cost to the Administrative Agent or the affected Lender, reduce the income receivable by the Administrative Agent or such Lender, reduce the rate of return on the Administrative Agent's or such Lender's capital or impose any expense upon the Administrative Agent or such Lender by an amount which the Administrative Agent or such Lender in its sole but reasonable discretion deems to be material, the Administrative Agent or the affected Lender shall from time to time notify the Administrative Agent of the amount determined by such Lender (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Administrative Agent or such Lender (on an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, and setting forth the calculations therefor, and the Administrative Agent shall thereupon notify the Borrower. The Borrower shall pay such amount to the Administrative Agent or the affected Lender, as additional consideration hereunder, within ten (10) Business Days of the Borrower's receipt of such notice from the Administrative Agent.

2.2g              METHOD OF CALCULATION. In determining the amount due the
Administrative Agent and the Lenders hereunder by reason of the application of this Section 2.2, the Administrative Agent and the Lenders may use any reasonable averaging or attribution method; PROVIDED, HOWEVER, that the Administrative Agent and each Lender must use reasonable efforts to minimize such losses and costs.

2.2h              INTEREST PAYMENT DATES. Interest due on all outstanding Base
Rate Loans shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter just ended. The first payment of interest under the Base Rate Option shall be due on December 31, 1996 and shall be for the actual number of days elapsed between the Closing Date and such date. Interest due on all outstanding Euro-Rate Loans shall be payable on the last day of each Euro-Rate Interest Period and, for Euro-Rate Interest Periods of six months or more, also quarterly in arrears on the last day of each successive three-month period following the first day of such Euro-Rate Interest Period. All accrued and unpaid interest on the Loans shall be due and payable on the Maturity Date and, after any maturity of the

Revolving Credit Notes or the Obligations, whether by acceleration or otherwise, on demand until all amounts due hereunder are paid in full.

2.2i              CALCULATION OF INTEREST. Interest under the Base Rate Option shall be calculated on the basis of the actual number of days elapsed, using a year of 365 or 366 days, as the case may be. Interest under the Euro-Rate Option shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

2.3 CAPITAL ADEQUACY. If (i) any adoption of, change in or interpretation of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix A) or any court requires that the commitments of any Lender hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender (a "CAPITAL ADEQUACY EVENT"), the result of which is to reduce the rate of return on such Lender's capital as a consequence of such commitments to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Administrative Agent and the Borrower a certificate of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to such commitments (the "CAPITAL COMPENSATION AMOUNT"), calculated in good faith, using reasonable attribution and averaging methods, which certificate, absent manifest error, shall be presumed to be correct. Such amount shall be due and payable by the Borrower to the affected Lender ten (10) Business Days after such notice is given.

2.4               REQUESTS FOR LOANS, INTEREST RATE OPTIONS AND CONVERSIONS.
Each request for a Loan and for the election, renewal or conversion to or of an Interest Rate Option shall be made to the Administrative Agent orally or in writing by an Authorized Officer no later than 12:00 noon. (Eastern time) (i) at least one (1) Business Day prior thereto, with respect to Base Rate Loans and
(ii) at least three (3) Business Days prior thereto, with respect to Euro-Rate Loans. Any oral request for a Loan shall be followed immediately by the Borrower's written confirmation of such request, executed by an Authorized Officer, which confirmation must set forth the amount and date of the Loan, the Interest Rate Option selected and, if applicable, the Euro-Rate Interest Period being selected. All written requests and confirmations shall be in the form of EXHIBIT "B". A request from the Borrower pursuant to this Section 2.4 with respect to a Euro-Rate Loan shall irrevocably commit the Borrower to accept such Euro-Rate Loan on the date specified in such request. The Administrative Agent shall notify the Lenders of each request for a Base Rate Loan or a

Euro-Rate Loan as soon as practicable, but not later than 12:00 noon (Eastern time) on the date on which such Loan is to be made. Each Lender shall make its Commitment Percentage of such Loan available to the Borrower in immediately available funds at the principal office of the Administrative Agent prior to 1:00 p.m. (Eastern time) on the date such Loan is to be made.

2.5 METHOD OF DISBURSEMENTS AND PAYMENTS. All Loans shall be made by the Administrative Agent funding the account of the Borrower maintained at the Administrative Agent, if any, or by the Administrative Agent making a wire transfer into an account of the Borrower designated by the Borrower or as otherwise directed by the Borrower to the Administrative Agent in writing. All payments of principal, interest, Fees, costs and other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Administrative Agent at the Administrative Agent's principal office at 909 Fannin, Suite 1700, Houston, Texas 77010 not later than 2:00 p.m. (Eastern time) on the due date. All such Loans and payments shall be immediately good funds when either transferred by the Administrative Agent to the Borrower, or when delivered by the Borrower to the Administrative Agent, as the case may be.

2.6 LOAN ACCOUNTS. Each Lender shall open and maintain on its books a Loan Account in the Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest and other amounts due and sums paid to such Lender hereunder and under the other Loan Documents. Except in the case of manifest error in computation, such records shall be presumed correct as to the amount at any time due to such Lender from the Borrower. The failure of any Lender to make an entry in its Loan Account shall not abrogate the Borrower's duty to repay the Obligations owned to such Lender.

2.7               FEES

2.7a              COMMITMENT FEE. The Borrower shall pay to the Administrative
Agent, for the Pro Rata benefit of the Lenders, on the last day of each calendar quarter during the term of the Revolving Credit Commitment for the calendar quarter just ended and on the Maturity Date, a Commitment Fee calculated on the basis of the actual number of days elapsed, using a year of 365 or 366 days, as the case may be, at the rate of .375% per annum on the average daily (computed at the opening of business) unused amount of the Revolving Credit Commitment. The first payment of the Commitment Fee shall be due on December 31, 1996 and shall be for the actual number of days elapsed between the Closing Date and such date.

2.7b              FEES PAYABLE UNDER FEE LETTERS. The Borrower shall pay to the
Agents such fees as are described in the Fee Letters, on or prior to the payment dates described in the Fee Letters.


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



2.7c              PAYMENT OF FEES. All Fees shall be deemed to be fully earned when paid and shall be nonrefundable.

2.8 PAYMENT FROM ACCOUNTS MAINTAINED BY BORROWER. In the event that any payment of principal, interest, Fees, other expenses or amounts due the Lenders or any Agent under any of the Loan Documents is not paid when due, the Administrative Agent is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower now or in the future maintained with the Administrative Agent. This right of debiting accounts of the Borrower is in addition to any right of setoff accorded the Lenders hereunder or by operation of law. The Administrative Agent shall give the Borrower written notice of any such debit within one (1) Business Day after it occurs.


ARTICLE 3.        SET-OFF, SECURITY INTERESTS AND GUARANTY

3.1 SET-OFF. To secure the repayment of the Obligations, the Borrower hereby gives to each Lender and any Participant a lien and security interest upon and in any of the Borrower's property, credits, securities or money which may at any time be delivered to, or be in the possession of, or owed by such Lender and any Participant in any capacity whatever, including the balance of any deposit account maintained by the Borrower with such Lender or the Participant, as the case may be. The Borrower hereby authorizes each Lender and each Participant, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at such Lender's or the Participant's option, to apply, at the discretion of such Lender or Participant, to the payment of the Obligations, any and all such property, credits, securities or money now or hereafter in the hands of the Lender or the Participant or belonging or owed to the Borrower. Each Lender and Participant shall give the Borrower prompt written notice of any set-off after it occurs.

3.2               PERSONAL AND REAL PROPERTY.

3.2a              PERSONAL PROPERTY INTERESTS. To secure the repayment of the
Obligations, the Borrower hereby grants and agrees to cause each Subsidiary to grant to the Collateral Agent, for and on behalf of the Lenders, a first and prior Encumbrance, subject only to Permitted Encumbrances, in all of their respective now owned or hereafter acquired Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, all subject to and as more fully described in the Security Documents. To further evidence the grant of such liens and security interests, on or prior to the Closing Date and from time to time thereafter as required to insure compliance with this Section 3.2 and the Security Documents, upon the request of the Collateral Agent, the Borrower shall, and shall cause each Subsidiary to, in accordance with the provisions of Section 5.16, execute and deliver to the Collateral Agent (i) a Security Agreement substantially in the form of EXHIBIT "C" and (ii) all Uniform Commercial Code financing statements reasonably requested by the Collateral Agent, so that at all times until all Obligations have been permanently paid in full and the Revolving Credit Commitment has been terminated, the Borrower and each of its Subsidiaries have granted to the Collateral Agent, for and on behalf of the Lenders, a first and prior lien and security interest, subject to Permitted Encumbrances, in and to all personal property owned by it.

3.2b               BORROWER'S OBLIGATION TO UPDATE PERSONAL AND REAL
PROPERTY INFORMATION. The provisions of Subsection 3.2a to the contrary notwithstanding, the Borrower shall be required to deliver to the Collateral Agent not more frequently than once each year an updated Perfection Certificate so that the Collateral Agent can prepare additional Security Documents and Subsidiary Security Documents for execution and delivery by the Borrower and/or its Subsidiaries, if needed, to insure compliance with Subsection 3.2a.

3.3 PLEDGE OF BORROWER'S AND SUBSIDIARIES STOCK. To secure the repayment of the Obligations, the Borrower agrees to (i) cause Wireless and any other shareholders of the Borrower to grant to the Collateral Agent, for and on behalf of the holders of the Obligations, from time to time, a first and prior lien and security interest in all of the issued and outstanding capital stock of the Borrower and (ii) grant to the Collateral Agent, for and on behalf of the Lenders, from time to time, a first and prior lien and security interest in all of the issued and outstanding capital stock of the Subsidiaries of the Borrower owned by the Borrower. To evidence the grant of such liens, on or prior to the Closing Date and from time to time thereafter as required to insure compliance with this Section 3.3 and upon the request of the Collateral Agent, the Borrower shall and shall cause each of its shareholders and its Subsidiaries to execute and deliver to the Collateral Agent (i) a Pledge Agreement substantially in the form of EXHIBIT "D", (ii) all certificates evidencing ownership of such stock, and (iii) an executed, undated blank stock power for each such stock certificate, so that at all times until all Obligations have been permanently paid in full and the Revolving Credit Commitment has been terminated the shareholders of the Borrower and its Subsidiaries have granted to the Collateral Agent, for and on behalf of the holders of the Obligations, a first and prior lien in all of the issued and outstanding capital stock of the Borrower and each of its Subsidiaries.


ARTICLE 4.        REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower makes the following representations and warranties to the Agents and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

4.1 EXISTENCE AND ORGANIZATION. The Borrower and Wireless are corporations duly organized, validly existing and in good standing under the laws of the State of Ohio. Each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation. The Borrower, each Subsidiary of the Borrower and Wireless are duly qualified or licensed and in good standing as foreign entities authorized to do business in each jurisdiction where the failure to be so qualified or licensed would have a Material Adverse Effect on the Borrower or Wireless, as the case may be.

4.2 CAPITALIZATION; OWNERSHIP; TITLE TO SHARES. The authorized capital stock of Wireless and the Borrower is described on SCHEDULE 4.2. All of the issued and outstanding capital stock of the Borrower is owned by Wireless, and all of the issued and outstanding capital stock of Wireless is owned as described on SCHEDULE 4.2. All of the issued and outstanding shares of capital stock of the Borrower and Wireless are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any shares of the Borrower or Wireless, nor are any securities of the Borrower or Wireless convertible into or exchangeable for its common stock, except as shown on
SCHEDULE 4.2.

4.3 SUBSIDIARIES AND OTHER INVESTMENTS. Except for the ownership by Wireless of the issued and outstanding capital stock of the Borrower, neither the Borrower nor Wireless has, as of the Closing Date, any Subsidiaries or any ownership interests in any other Person.

4.4 POWER AND AUTHORITY. The Borrower and its Subsidiaries have the lawful power to own or lease their respective properties and to engage in the businesses they now conduct or propose to conduct. The Borrower is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of this Agreement and the other Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary corporate action required to authorize the execution, delivery and performance of this Agreement, the Revolving Credit Notes and the other Loan Documents to which the Borrower is a party has been properly taken by the Borrower.

4.5 VALIDITY AND BINDING EFFECT. Each Loan Document has been duly executed and delivered by the Borrower, the Subsidiary or Wireless which is a party thereto. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

4.6 NO CONFLICT. Neither the execution and delivery of this Agreement and the other Loan Documents by the Borrower or the Subsidiary which is a party thereto, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower or such Subsidiary (i) will materially conflict with, or will constitute a material default under or result in any material breach of (A) the terms and conditions of the Borrower's or such Subsidiary's articles or certificate of incorporation, by-laws, regulations or other organizational documents or (B) any Governmental Rule or any material agreement, instrument, order, writ, judgment, injunction, decree or license, including but not limited to their respective Governmental Approvals and FCC Licenses, to which the Borrower or such Subsidiary is a party or by which it is bound or to which it is subject, if such event described in this item (B) would have a Material Adverse Effect, or (ii) will result in the creation or enforcement of any Encumbrance whatsoever upon any property, whether now owned or hereafter acquired, of the Borrower or such Subsidiary, except for Permitted Encumbrances.

4.7 BUSINESS. The Borrower and its Subsidiaries are engaged only in the business of owning, constructing, managing, operating and investing in Cellular Systems, paging businesses, and other wireless communication and related businesses.

4.8 CELLULAR SYSTEMS; GOVERNMENTAL APPROVALS. (i) All of the Borrower's and its Subsidiaries' Cellular Systems are described on SCHEDULE 4.8. The Borrower and each Subsidiary has all requisite power and authority and has received all FCC Licenses (including, without limitation, all MSA FCC Licenses and all RSA FCC Licenses) required under the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated or issued by the FCC thereunder, and all other Governmental Approvals, required in connection with the ownership, construction, erection, installation, operation and maintenance by it of its Cellular Systems, and the conduct of the present and proposed businesses of the Borrower and such Subsidiaries to the extent that failure to have an FCC License or other Governmental Approval would cause a Material Adverse Effect. All MSA FCC Licenses and RSA FCC Licenses and all state public utility commission licenses and approvals have been validly issued and are in full force and effect (except as identified on SCHEDULE 4.8), and all fees and other amounts owed by the Borrower and such Subsidiaries with respect thereto have been paid. All Governmental Approvals other than MSA FCC Licenses and RSA FCC Licenses and state public utility commission licenses and approvals which are material to the operation of the Borrower's and its Subsidiaries' Cellular Systems and other businesses have been validly issued and are in full force and effect, and all fees and other amounts owed by the Borrower and such Subsidiaries with respect thereto have been paid (except to the extent that failure to obtain or maintain any such other Governmental Approval or pay any such fee or other amount relating to any such other Governmental Approval would not have a Material Adverse Effect).

         (ii) Set forth on Part I of SCHEDULE 4.8 hereto is a complete list of all MSA FCC Licenses and RSA FCC Licenses and state public utility commission licenses and approvals of the Borrower and its Subsidiaries. Except as set forth on Part II of SCHEDULE 4.8 (A) each Governmental Approval, except those the failure of which to obtain or maintain would not have a Material Adverse Effect, is validly issued and in full force and effect, and constitute in all material respects all of the authorizations by the FCC and other Governmental Authorities necessary for the operation of the Borrower's and its Subsidiaries' businesses including, without limitation, the operation of the Cellular Systems in the same manner as they are now presently conducted; (B) the Borrower and its Subsidiaries have fulfilled and performed all of their respective obligations with respect to their respective Governmental Approval except those the failure of which to obtain or maintain would not have a Material Adverse Effect, and complete and correct copies of all presently existing MSA FCC Licenses and RSA FCC Licenses and state public utility commission licenses and approvals have been delivered to the Agents; (C) no event has occurred that (1) results in, or after notice or lapse of time or both would result in, revocation or termination of any MSA or RSA FCC License or any state public utility commission license or approval, or
(2) materially and adversely affects or in the future may (so far as the Borrower can now reasonably foresee) materially adversely affect any of the rights of the Borrower or any Subsidiary under any other Governmental Approval;
(D) all filings of reports, applications, documents, instruments and information, except those the failure of which to file would not have a Material Adverse Effect, required to be made by the Borrower or any Subsidiary with any Governmental Authority pursuant to applicable Governmental Rules or the activities of the Borrower or any of its Subsidiaries with respect thereto including, without limitation, the operation of the Cellular Systems, have been made; (E) except as set forth on Part III of SCHEDULE 4.8, there is no judgment, decree, order, action, inquiry, investigation or other proceeding of any kind which is outstanding, pending or threatened in connection with the Borrower's or any Subsidiary's Governmental Approvals, whether brought by the FCC or by another Governmental Authority which, if adversely decided, would have a Material Adverse Effect; (F) the Cellular Systems are being operated in substantial compliance with all rules and regulations of the FCC and other Governmental Authorities applicable to the Cellular Systems; and (G) the Borrower has no reason to believe that the MSA FCC Licenses and RSA FCC Licenses and state public utility commission licenses and approvals listed and described on Part I of SCHEDULE 4.8 will not be renewed in the ordinary course.

4.9               FINANCIAL MATTERS.

4.9a              HISTORICAL FINANCIAL STATEMENTS. The Borrower has delivered to the Agents audited financial statements for the Fiscal Year ended December 31, 1995 and unaudited quarterly financial statements for the Fiscal Quarter ended June 30, 1996 for Wireless (which was formerly SYGNET Communications, Inc.) and Wilcom Corporation. Such financial statements are complete and correct in all material respects, subject to year-end adjustments, and fairly present the financial condition of Wireless (formerly SYGNET Communications, Inc.) and Wilcom Corporation in all material respects and the results of their operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP throughout the periods involved. The Borrower has no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of the date of such financial statements which are not reflected in such financial statements or in the notes thereto. The Borrower has delivered to the Agents the unaudited financial statements of Horizon Cellular Telephone Company of Chautauqua L.P., Horizon Cellular Telephone Company of Crawford L.P., and Horizon Cellular Telephone Company of Indiana L.P. for the six-month period ending June 30, 1996

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



and to the best of the Borrower's knowledge such financial statements are complete and correct in all material respects.

4.9b              FINANCIAL PROJECTIONS. The Borrower has delivered to the
Administrative Agent financial projections of the Borrower for the nine-year period beginning with the Fiscal Year ending December 31, 1996. Such projections are based upon reasonable assumptions and set forth a reasonable range of possible results in light of the history of the Borrower's business, present and foreseeable conditions and the intentions of the Borrower's management.

4.10 MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no Material Adverse Change and there have been no events or developments that individually or in the aggregate have had a Material Adverse Effect.

4.11 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened against the Borrower, any of its Subsidiaries, Wireless or any of their respective businesses, operations, properties, Cellular Systems, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Agents and the Lenders pursuant to the Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower or Wireless of any action contemplated by any of the Loan Documents. All pending and, to the Borrower's knowledge, threatened material actions, suits, proceedings and investigations affecting the Borrower, its Subsidiaries or Wireless in existence on the Closing Date are set forth on SCHEDULE 4.11.

4.12 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have duly complied with, and their respective properties, Cellular Systems, business operations and leaseholds are in compliance in all material respects with all Governmental Rules (other than Governmental Rules of the FCC, which are addressed in Section 4.8) applicable to the Borrower, its Subsidiaries, their respective properties and the conduct of their respective businesses, except where the failure to comply will not have a Material Adverse Effect.

4.13 MATERIAL CONTRACTS. SCHEDULE 4.13 lists certain contracts relating to the business operations of the Borrower and its Subsidiaries, including without limitation all Material Contracts relating to the business operations of the Borrower and its Subsidiaries. All such Material Contracts are valid, binding and enforceable upon the Borrower or the Subsidiary which is a party thereto and, to the best of the Borrower's knowledge, each of the other parties thereto in accordance with their respective terms, except to the extent that such invalidity, non-binding effect or unenforceability would not cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default of any material provision of any such Material Contract to which it is a party, and there is no default thereunder, to the Borrower's knowledge, with respect to parties other than the Borrower and its Subsidiaries, except to the extent that such default would not cause a Material Adverse Change as to the Borrower and its Subsidiaries.

4.14 LABOR MATTERS; PAYMENT OF WAGES. Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower's or its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except to the extent that such strikes, work stoppages, material grievances, disputes or controversies would not cause a Material Adverse Change. The Borrower has not, within the two-year period preceding the date hereof, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Federal, state or local law. The procedures by which the Borrower and its Subsidiaries have hired or will hire their respective employees complies and will comply in all respects with each collective bargaining agreement to which the Borrower or such Subsidiary is a party and all applicable Federal, state and local laws, except to the extent that such failure to comply would not cause a Material Adverse Change. The Borrower and its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, and have paid all minimum and overtime wages required by law to be paid to their respective employees, except for violations which would not have a Material Adverse Effect.

4.15 FISCAL YEAR. The Fiscal Year of the Borrower ends on December 31 of each year.

4.16 CONDITION OF AND TITLE TO ASSETS. The Borrower and its Subsidiaries have good title to their respective properties and assets except for defects in title which, taken as a whole, are not material to the Borrower or such Subsidiary. As of the date hereof, none of the assets of the Borrower or any Subsidiary is subject to any Encumbrances except for Permitted Encumbrances in existence on the Closing Date. Except for financing statements evidencing Permitted Encumbrances, no currently effective financing statement under the Uniform Commercial Code is in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. All of the assets and properties of the Borrower and its Subsidiaries that are necessary for the operation of their respective businesses are in good working condition and are able to serve the functions for which they are currently being used, except for ordinary wear and tear, and except as would not have a Material Adverse Effect.


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



4.17 TAX RETURNS AND PAYMENTS. The Borrower and its Subsidiaries have filed all Federal, state, local and other tax returns required by law to be filed. The Borrower and its Subsidiaries have paid all taxes, assessments and other governmental charges levied upon the Borrower, such Subsidiary or any of its properties, assets, income or franchises which are due and payable, other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings and (iii) those which, if not paid, would not, in the aggregate, have a Material Adverse Effect; and as to each of items (i), (ii) and (iii) the Borrower or such Subsidiary has set aside on its books reserves for such claim as are determined to be adequate by application of GAAP. The charges, accruals, and reserves on the books of the Borrower and its Subsidiaries in respect of Federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state, local or other taxes for any such fiscal period or any basis therefor.

4.18 INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries own or license all the material patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto. To the best knowledge of the Borrower, no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened. No patent, invention, device, application, and no statute, law, rule, regulation, standard or code involving the Borrower's or any of its Subsidiaries' intellectual property is pending or, to the knowledge of the Borrower, proposed, except where the consequences in the aggregate have no Material Adverse Effect. All of the Borrower's and its Subsidiaries' material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and authorizations are listed on SCHEDULE 4.18.

4.19 INSURANCE. The Borrower and its Subsidiaries currently maintain insurance which meets or exceeds the requirements of Section 5.8 hereof and the applicable insurance requirements set forth in the other Loan Documents, and such insurance is provided by insurers meeting the requirements of Section
5.8 and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower and its Subsidiaries. All of such insurance policies, which are listed on SCHEDULE 4.19, are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

4.20              CONSENTS AND APPROVALS. Except for (i) the filing of the
UCC-1 financing statements contemplated by Section 3.2, (ii) filing of the appropriate Security Document with the United States Patent and Trademark Office and (iii) approvals required by the FCC in order to enforce certain provisions of the Security Documents, no order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents or (ii) the legality, binding effect or enforceability of any such Loan Document.

4.21 NO DEFAULTS OR MATERIAL ADVERSE CHANGES. No event has occurred and is continuing and no condition exists or will exist after giving effect to the Loans to be made on the Closing Date which constitutes a Default or an Event of Default. Neither the Borrower nor any Subsidiary is in violation of (i) any term or provision of its articles of incorporation, by-laws, regulations or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be bound or subject, which violation would constitute a Material Adverse Change.

4.22 HORIZON ACQUISITION. The Horizon Acquisition has been consummated in accordance in all material respects with the terms of the Horizon Acquisition Documents and no deviations from the terms of the Horizon Acquisition Documents could reasonably be expected to have a Material Adverse Effect, all consideration required to be paid in connection therewith on or prior to the Closing Date has been paid and all conditions precedent to the consummation thereof have been satisfied or waived. Except for such assets acquired directly by the Borrower, all assets purchased by Wireless pursuant to the Horizon Acquisition have been contributed to the Borrower or title thereto has been assigned to the Borrower in each case as a capital contribution.

4.23 STRUCTURALLY SUBORDINATED INDEBTEDNESS. Structurally Subordinated Indebtedness in the principal amount of $110,000,000 has been issued by Wireless in accordance with the terms of the Structurally Subordinated Indebtedness Documents and Wireless has received the net proceeds of such issuance in an amount not less than $95,000,000.

4.24 PRIORITY. Assuming the execution by the Collateral Agent of the Security Documents and the filing by the Collateral Agent of the Security Documents in all appropriate governmental filing offices, the Security Interest (except for types of collateral possession of which is required for perfection) is a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent, for the benefit of the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, subject to no Encumbrances other than Permitted Encumbrances. The Security Interests created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the qualification that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

 4.25 SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

4.26 PLANS AND BENEFIT ARRANGEMENTS. (i) All Plans and Benefit Arrangements maintained by the Borrower or any ERISA Affiliate for employees are set forth on SCHEDULE 4.26. No Borrower and no ERISA Affiliate has made any promises of retirement or other benefits to employees or former employees (A) except as set forth in any Plan or Benefit Arrangement, (B) except for such promises under unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which in the aggregate are not material in amount, and (C) except for any other promises which in the aggregate are not material in amount.

                  (ii) Each Plan and Benefit Arrangement has been maintained and administered in all material respects in compliance with ERISA and the Internal Revenue Code and all rules, orders and regulations issued thereunder.

                  (iii) The Internal Revenue Service has determined that each Plan and Benefit Arrangement which constitutes an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to qualify under
Section 401(a) of the Internal Revenue Code so qualifies under Section 401(a) of the Internal Revenue Code, and that the trusts related thereto are exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code. Nothing has occurred with respect to any such Plan or Benefit Arrangement or to the related trusts since the date of the most recent favorable determination letter issued by the Internal Revenue Service which has affected or may reasonably be expected to affect adversely such qualification or exemption.

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                  (iv) The Borrower and each ERISA Affiliate have complied fully in all material respects with their respective obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Money Purchase Plan. No Borrower and no ERISA Affiliate has sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or has applied for an extension of any amortization period under Section
412 of the Internal Revenue Code with respect to any Plan or Money Purchase
Plan. No Borrower and no ERISA Affiliate has failed to make any contribution or payment to any Plan which has resulted or could reasonably be expected to result in the imposition of a lien under ERISA or the Internal Revenue Code against the property or rights to property of the Borrower or any ERISA Affiliate.

                  (v) No Unfunded Benefit Liabilities exist with respect to any Plans, and no Unfunded Benefit Liabilities would exist with respect to any Plan if such Plan were terminated immediately.

                  (vi) No Reportable Event (other than a Reportable Event for which the 30- day notice requirement in PBGC Regulation 2615.3(a) has been waived) has occurred with respect to any Plan.

                  (vii) No Termination Event has occurred or is reasonably anticipated to occur with respect to any Plan which has resulted in or which could result in the incurrence by the Borrower or any ERISA Affiliate of any liability to the PBGC under Title IV of ERISA which has not been discharged or satisfied. No such Termination Event is reasonably anticipated to occur which could reasonably be expected to result in an Encumbrance in favor of the PBGC against the property or rights to property of the Borrower or any ERISA Affiliate.

                  (viii) Neither the Borrower nor any ERISA Affiliate which is a "party in interest" (as that term is defined in Section 3(14) of ERISA) or a "disqualified person" (as that term is defined in Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any such employee benefit plan which would reasonably be expected to subject the Borrower or such ERISA Affiliate to the tax or penalty imposed under Section 502(i) of ERISA and Section 4975 of the Internal Revenue Code.

                  (ix) Neither the Borrower nor any ERISA Affiliate currently contributes to, or is obligated to contribute to, or is a member of, any Multiemployer Plan. No Borrower and no ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

                  (x) The Borrower and each ERISA Affiliate have complied in all material respects with all requirements of Sections 10001 and 10002 of the Consolidated Omnibus

Budget Reconciliation Act of 1985 (Public Law No. 99-272); Title I, Subtitle B,
Part 6 of ERISA; and Section 4980B of the Internal Revenue Code.

                  (xi) No Borrower and no ERISA Affiliate has entered into any transaction described in Section 4069(a) of ERISA.

                  (xii) No Benefit Arrangement provides post-retirement welfare benefits of any type which would have a material adverse effect on the financial condition of the Borrower and the ERISA Affiliates taken as a whole and which would be required to be accounted for in the income statement, balance sheet and footnotes of the financial report of the Borrower or any ERISA Affiliate in the manner described in the Financial Accounting Standards Board, Proposed Statement of Financial Accounting Standards, EMPLOYER'S ACCOUNTING FOR POST-RETIREMENT BENEFITS OTHER THAN PENSIONS, if the same were effective for the current Fiscal Year of the Borrower or any ERISA Affiliate.

4.27 ENVIRONMENTAL MATTERS. (i) To the best of the Borrower's knowledge, except as set forth on SCHEDULE 4.27:

                                    (A) the Borrower and its Subsidiaries are in
material compliance with all applicable Environmental Laws;

                                    (B) there has been no material Contamination
or material release of Hazardous Substances at, upon, under or within any property owned or leased by the Borrower or any Subsidiary, and there has been no Contamination or release of Hazardous Substances on any other property that has migrated or threatens to migrate to any property owned or leased by the Borrower or any Subsidiary;

                                    (C) there are not now and, to the best of
the Borrower's knowledge never have been, underground or above-ground storage tanks at any property owned or leased by the Borrower or any Subsidiary;

                                    (D) there are no transformers, capacitors or
other items of Equipment containing PCBs, violative of applicable Environmental Law, at any property owned or leased by the Borrower or any Subsidiary;

                                    (E) other than materials used, produced,
held, transported and disposed of in accordance with all Environmental Laws, the Borrower and its Subsidiaries have not used in their respective operations, and the properties of the Borrower is not now and has never been used by the Borrower or such Subsidiary (or, to the best knowledge of the Borrower, by any predecessor in possession or other Person) for treatment, generation, storage, recycling, or disposal of Hazardous Substances;

                                    (F) no Hazardous Substances (except for
gasoline and other fuels stored in compliance with Environmental Laws) are present at any property owned or leased by the Borrower or any Subsidiary, nor will any Hazardous Substances be present upon any such property or in the operation thereof by the Borrower or any Subsidiary, in quantities which constitute a hazard to the environment, except for Hazardous Substances which are transported, used, stored, disposed of and otherwise handled in accordance with all Environmental Laws, in proper storage containers; and

                                    (G) All material permits and authorizations
required under Environmental Laws for all operations of the Borrower and its Subsidiaries have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of Hazardous Substances.

                  (ii) Except as set forth in SCHEDULE 4.27, there are no past, pending or, to the best of the Borrower's knowledge, threatened Environmental Claims against the Borrower, any of its Subsidiaries or any of the property of the Borrower or any Subsidiary; and there is no condition or occurrence on any property owned or leased by the Borrower or any Subsidiary that could reasonably be anticipated (A) to form the basis of an Environmental Claim against the Borrower, any Subsidiary or its properties or (B) to cause any property owned or leased by the Borrower or any Subsidiary to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law.

                  (iii) Except as set forth in SCHEDULE 4.27, no notice relating to Hazardous Substances is contained in any deed relating to any property owned or leased by the Borrower or any Subsidiary, and there are no facts or conditions on any such property that would require that such a notice be placed in the deed to any such property.

                  (iv) Except as set forth in SCHEDULE 4.27, no portion of any property owned or leased by the Borrower or any Subsidiary contains asbestos-containing material that is or threatens to become friable.

4.28 MARGIN STOCK. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

4.29 INVESTMENT COMPANY ACT. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company",

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



as those terms are defined in such Act, and shall not become such an "investment company" or under such "control."

4.30 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

4.31 FULL DISCLOSURE. Neither this Agreement nor any of the other Loan Documents or any other document, certificate or statement furnished to the Agents or the Lenders by or on behalf of the Borrower or its Subsidiaries pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower or any of its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Agents and the Lenders by or on behalf of the Borrower or any Subsidiary prior to or on the date hereof in connection with the transactions contemplated hereby.


ARTICLE 5.        AFFIRMATIVE COVENANTS

                  From the date hereof and thereafter until the termination of the Revolving Credit Commitment and until the Revolving Credit Notes and the other Obligations of the Borrower hereunder are permanently paid in full, the Borrower agrees, for the benefit of the Agents and the Lenders, that it will comply with and cause its Subsidiaries to comply with each of the following affirmative covenants:

5.1 USE OF PROCEEDS. The Loans shall be used by the Borrower only for the following purposes:

                  (i) To repay all outstanding principal and all accrued and unpaid interest on Indebtedness owed to the lenders under the Existing Credit Agreement;

                  (ii) To make Permitted Acquisitions, Permitted Payments and Capital Expenditures;

                  (iii) For the Borrower's and its Preferred Subsidiaries' working capital and general corporate purposes;

                  (iv) To pay transaction costs in connection with the Revolving Credit Commitment and the Loan Documents; and

                  (v) To pay directly, or to advance to Wireless to pay, a portion of the purchase price and transaction costs relating to the Horizon Acquisition.

5.2 DELIVERY OF FINANCIAL STATEMENTS AND OTHER INFORMATION. During the term hereof, the Borrower shall deliver or cause to be delivered to the Administrative Agent for redelivery to each Lender the following financial statements and other information:

5.2a              ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each Fiscal Year of each of Wireless and the Borrower, a balance sheet as of the end of such Fiscal Year and the related statements of income, retained earnings and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared on a consolidated basis and in accordance with GAAP and presenting fairly the financial condition of Wireless and its Subsidiaries and the Borrower and its Subsidiaries in such reasonable detail as the Agents may request from time to time, all of the foregoing to be audited by and accompanied by an unqualified statement of a recognized certified public accounting firm reasonably acceptable to the Agents;

5.2b              QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 60 days after the end of each Fiscal Quarter of each of Wireless and the Borrower, a balance sheet as of the end of such Fiscal Quarter and the related statements of income and cash flows for such Fiscal Quarter and for the year-to-date period ending on the last day of such Fiscal Quarter, setting forth in each case the figures for such Fiscal Quarter and such year-to-date period and, as to the Borrower, a comparison of such figures to the Borrower's budget, all prepared on a consolidated basis and in accordance with GAAP and presenting fairly the financial condition of Wireless and its Subsidiaries and the Borrower and its Subsidiaries in such detail as the Agents may reasonably request from time to time and certified as to fairness of presentation, GAAP and consistency by the Chairman, President or Chief Financial Officer of the Borrower or Wireless, as the case may be;

5.2c              COMPLIANCE CERTIFICATE. Simultaneously with the delivery of each set of annual and quarterly financial statements referred to in Sections 5.2a and 5.2b, an executed, completed Compliance Certificate substantially in the form of EXHIBIT "E", executed by the Chief Executive Officer, the President or the Chief Financial Officer of Wireless or the Borrower, as the case may be, and containing such additional information as the Agents may reasonably request from time to time;

5.2d              ANNUAL BUDGETS.  As soon as available and in any event by
December 31 of each year, an annual budget for the Borrower and its Subsidiaries for the upcoming Fiscal

Year, containing such information and in a form reasonably requested by the Agents from time to time.

5.2e              SECURITIES INFORMATION. As soon as practicable after they have become available, all regular and periodic reports filed by Wireless with the Securities and Exchange Commission or any successor thereto, or with any similar federal Governmental Authority, or with any state securities commission.

5.2f              OTHER REPORTS, INFORMATION AND NOTICES. Within the time
periods set forth below, the following other reports, information and notices:

                  (i) NOTICE OF DEFAULTS AND MATERIAL ADVERSE CHANGES. Promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a Default or Event of Default or an event or set of circumstances which has had or which may have a Material Adverse Effect or which has caused or which may cause a Material Adverse Change, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five Business Days by an Authorized Officer;

                  (ii) NOTICE OF BREACH, REVOCATION, ETC. OF MATERIAL CONTRACT. Promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a material default by any party, including the Borrower or any of its Subsidiaries, to any Material Contract to which the Borrower or a Subsidiary is a party, or the actual or threatened termination, revocation or non-renewal of any such Material Contract, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five Business Days by an Authorized Officer;

                  (iii) NOTICES REGARDING FCC LICENSES AND OTHER GOVERNMENTAL APPROVALS. Promptly after receipt thereof by the Borrower, (A) correspondence or notices from any Governmental Authority that regulates the operations of the Borrower or any Subsidiary (including without limitation the FCC) relating to an actual or threatened change or development that would have a Material Adverse Effect on the Borrower or such Subsidiary, (B) all applications for renewals of any FCC License which is a cellular license, and all applications for any new FCC License which is a cellular license, and (C) any notice of revocation or non-renewal of an MSA FCC License or an RSA FCC License;

                  (iv) NOTICE OF LITIGATION. (A) Promptly after the receipt of notice or service of the commencement of, or after the receipt of a written threat thereof, written notice of any action, suit, proceeding or investigation by, against or which is reasonably likely to have a Material Adverse Effect (B) promptly after any Authorized Officer has notice thereof, written

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



notice of any decision, ruling, judgment, appeal, reversal or other significant action in connection with any existing action, suit, proceeding or investigation before any Governmental Authority which would have a Material Adverse Effect;

                  (v) ORDERS. Promptly after receipt thereof, a copy of any order, judgment, decree or decision issued by any court, arbitrator or Governmental Authority in any proceeding to which the Borrower or any Subsidiary is a party which has a Material Adverse Effect;

                  (vi) STRUCTURALLY SUBORDINATED INDEBTEDNESS. Immediately upon the Borrower's obtaining knowledge thereof, notice of any event of default under the Structurally Subordinated Indebtedness Documents, and within three (3) Business Days, notice of any default under the Structurally Subordinated Indebtedness Documents, or of any enforcement or other action taken or to be taken under or in connection therewith. Such notice shall specify the details of such default or event of default, the anticipated effect thereof and the action which the Borrower or Wireless has taken, is taking or proposes to take with respect thereto.

                  (vii) ERISA REPORTS.

                           (A) As soon as possible, and in any event not later
than the date notice is sent to the PBGC, notice of any Reportable Event (other than a Reportable Event for which the 30-day notice requirement in PBGC Regulation 2615.3(a) has been waived) regarding any Plan and an explanation of any action which has been or which is proposed to be taken with respect thereto;

                           (B) concurrent with the filing thereof, a copy of
any request to the United States Secretary of the Treasury for a waiver or variance of the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code with respect to any Plan or Money Purchase Plan;

                           (C) as soon as possible, but in no event later than
60 days after an officer of the Borrower becomes aware of unfunded accumulated benefit obligations for any Plan, as determined in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, EMPLOYER'S ACCOUNTING FOR PENSIONS, (or any superseding statement thereto), written notice of the occurrence of such event;

                           (D) upon the request of any Lender, copies of each
annual report (Form 5500 Series) with accompanying schedules filed with respect to each Plan or Money Purchase Plan;

                           (E) promptly after receipt thereof, a copy of any
notice which the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the

PBGC to terminate any Plan or Money Purchase Plan, or to appoint a trustee to administer any Plan or Money Purchase Plan, or to assert any liability under Title IV of ERISA against the Borrower or any ERISA Affiliate;

                           (F) a copy of any notice of assessment of Withdrawal
Liability received by the Borrower or any ERISA Affiliate from any Multiemployer Plan;

                           (G) as soon as possible, and in no event later than
the date notification is sent to the PBGC, notice of the failure by the Borrower or any ERISA Affiliate to make a required installment or other payment under
Section 302 of ERISA and Section 412 of the Internal Revenue Code;

                           (H) concurrent with the filing thereof, a copy of any
Notice of Intent to Terminate any Plan filed under Section 4041(c) of ERISA; and

                           (I) promptly after receipt thereof, but without any
obligation or responsibility to secure the same, copies of any calculations of estimated Unfunded Benefit Liabilities (or, if applicable, the portions of any estimated Unfunded Benefit Liabilities that would be allocated to the Borrower or any ERISA Affiliate under Sections 4063 and 4064 or Section 4062(e) of ERISA) for any Plans;

                  (viii) ENVIRONMENTAL CLAIMS. Promptly after receipt thereof, a copy of any Environmental Claim that could have a Material Adverse Effect;

                  (ix) TAX RETURNS. Promptly upon the request of any Agent, copies of all Federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                  (x) NOTICES OF TAX AUDITS. Promptly, and in any event within ten (10) Business Days after receipt thereof by the Borrower, a copy of each notice from any Governmental Authority received by the Borrower or any Subsidiary of the Borrower of such Governmental Authority's intention to audit any Federal, state, local or foreign tax return (except for notices of sales, excise, use and property tax audits, which the Borrower shall provide to any Agent upon request of such Agent) of the Borrower or such Subsidiary and a copy of each subsequent notice with respect thereto from any such Governmental Authority; and

                  (xi) INSURANCE INFORMATION. Promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or any Subsidiary, a copy of any notice of any lapse, termination, non-renewal or reduction in coverage of any insurance coverage required to be maintained by the Borrower or any Subsidiary pursuant to any Loan Document.


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



5.2g              ADDITIONAL INFORMATION; VISITATION. The Borrower shall deliver to each Agent such additional financial statements, reports, financial projections, and other information, whether or not financial in nature, as the Agents may reasonably request from time to time. The Borrower will permit the Agents, the Lenders and their respective designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of the Borrower and its Subsidiaries, to examine and make copies of its books of record and account and such reports and returns as the Borrower or any of its Subsidiaries may file with any Governmental Authority and discuss the Borrower's and its Subsidiaries' affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's and its Subsidiaries' certified public accountants.

5.3 PRESERVATION OF EXISTENCE; QUALIFICATION. At the Borrower's own cost and expense, the Borrower will do all things necessary to preserve and keep in full force and effect its and its Subsidiaries' respective existences and qualifications under the laws of the states of their formation and each state where, due to the nature of their activities or the ownership of their properties, qualification to do business is required and where the failure to be so qualified would have a Material Adverse Effect.

5.4 COMPLIANCE WITH LAWS, CONTRACTS AND LICENSES. Except where the failure to so comply would not have a Material Adverse Effect, the Borrower shall and shall cause each of its Subsidiaries to comply with all applicable Governmental Rules (including, but not limited to, the Communications Act of 1934, as amended, the regulations and orders promulgated by the FCC from time to time, and all Environmental Laws). The Borrower shall and shall cause each of its Subsidiaries to comply with all material provisions of each Material Contract to which they are parties. Except where the failure to do so would not have a Material Adverse Effect, the Borrower shall and shall cause each of its Subsidiaries to maintain in full force and effect all FCC Licenses and all other Governmental Approvals and other material agreements which are necessary for the operation of the Cellular Systems as now conducted and in compliance with all applicable Governmental Rules.

5.5 CONTINUANCE OF BUSINESS. Subject to Sections 6.7 and 6.8, the Borrower shall and shall cause each of its Subsidiaries to do or cause to be done all things reasonably necessary to preserve and keep in full force and effect their respective corporate existences and all permits, rights and privileges necessary for the proper conduct of their respective businesses including, without limitation, all of their cellular FCC Licenses, and continue to engage in the business of owning, constructing, managing, operating and investing in Cellular Systems and other wireless communication and related businesses.

5.6 ACCOUNTING SYSTEM; BOOKS AND RECORDS. The Borrower shall and shall cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and will set aside on their books all such proper reserves as shall be required by GAAP. Further, the Borrower shall and shall cause each of its Subsidiaries to

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



maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of their properties and assets and its dealings and business affairs.

5.7 PAYMENT OF TAXES AND OTHER LIABILITIES. The Borrower shall and shall cause each of its Subsidiaries to promptly pay and discharge all obligations, accounts and liabilities which are owed by them, to which they are subject or which are asserted against them, including but not limited to all taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits, or property prior to the date on which penalties attach thereto. The preceding sentence notwithstanding, neither the Borrower nor any of its Subsidiaries shall be required to pay any tax, assessment, charge or levy (i) if the failure to make such payment would not have a Material Adverse Effect or (ii) if (A) such payment is being contested in good faith by appropriate and lawful proceedings diligently conducted and (B) the Borrower or such Subsidiary has set aside on its books reserves for such claim as are determined to be adequate by the application of GAAP. The foregoing provisions of this Section 5.7 to the contrary notwithstanding, the Borrower shall pay or cause such Subsidiary to pay any liability being contested pursuant to the preceding item (ii) within ten (10) days upon the commencement of proceedings to foreclose any Encumbrance which may have attached as security therefor.

5.8 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to:

                  (i) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance, with responsible insurance companies reasonably satisfactory to the Agents, in such amounts and against such risks to the Borrower and each of its Subsidiaries as is prudent for similarly situated companies engaged in the cellular telephone and wireless communications industry and as is reasonably satisfactory to the Agents;

                  (ii) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Agents against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the cellular telephone and wireless communications industry and reasonably satisfactory to the Agents, all premiums thereon to be paid by the Borrower and its Subsidiaries; and

                  (iii) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Collateral Agent as additional named lender loss payee and, as appropriate, additional insured and/or mortgagee, to the extent of the Obligations.


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5.9                INTEREST HEDGE AGREEMENTS. (i) Within ninety (90) days
following the Closing Date, the Borrower shall purchase and enter into, and at all times thereafter shall maintain, and pay and perform as and when due and payable or required to be performed, all amounts and obligations in respect of, Interest Hedge Agreements relating to the Borrower's Indebtedness which shall hedge the interest cost to the Borrower with respect to an amount which shall not be less than an amount equal to the result obtained by subtracting (x) the then outstanding principal amount of the Structurally Subordinated Indebtedness from (y) an amount equal to fifty percent (50%) of the aggregate principal amount of the Total Indebtedness (calculated as to Wireless and the Borrower) outstanding from time to time. Such Interest Hedge Agreements (A) shall provide interest rate protection initially for a weighted average term of at least twenty-four (24) months from the date of such Interest Hedge Agreements or, if earlier, until the Maturity Date, and thereafter, for a weighted average term of at least twelve (12) months from the date of such Interest Hedge Agreements or, if earlier, until the Maturity Date, (B) must provide that the protected rate is not greater than two and one-half percent (2-1/2%) in excess of the sum of (1) the three-month Euro-Rate in effect on the date of such Interest Hedge
Agreement plus (2) the Applicable Margin on the date of such Interest Hedge Agreement, (C) must be reasonably satisfactory to the Agents in all respects, including but not limited to with respect to intercreditor issues, (D) shall be entered into with counterparties reasonably satisfactory to the Agents, (E) must provide for the calculation of the counterparties' credit exposure in a reasonable and customary manner and (F) shall conform to then current International Swap Dealers Association standards.

                  (ii) The provisions of the preceding paragraph (i) notwithstanding, the Borrower may elect not to maintain Interest Hedge Agreements at any time and from time to time when all of the following conditions have been met: (A) no Event of Default exists or would be caused by not obtaining and maintaining Interest Hedge Agreements in accordance with the preceding paragraph (i); and (B) the Total Indebtedness to Adjusted Annualized Operating Cash Flow Ratio is and has been less than 5.00 to 1.00 for the two consecutive Fiscal Quarters immediately preceding such election.

                  (iii) If at any time subsequent to an election by the Borrower to not maintain Interest Hedge Agreements pursuant to the preceding paragraph
(ii) the Total Indebtedness to Adjusted Annualized Operating Cash Flow Ratio is equal to or greater than 5.00 to 1.00 for any two (2) consecutive Fiscal Quarters, the Borrower shall be required to enter into Interest Hedge Agreements in accordance with the requirements of the preceding paragraph (i), within 30 days following receipt by the Agents of financial statements for the Borrower and Wireless showing that the Total Indebtedness to Adjusted Annualized Operating Cash Flow Ratio has been equal to or greater than 5.00 to 1.00 for two consecutive Fiscal Quarters; PROVIDED, HOWEVER, that such Interest Hedge Agreements shall provide interest rate protection for a weighted average term of two (2) years from the date of such Interest Hedge Agreement or such shorter period as may be agreed to by the Agents. Thereafter, from time to time, the Borrower may elect to not maintain Interest Hedge

Agreements, if all of the conditions listed in the preceding paragraph (ii) are met, and the Borrower may again be required to obtain and maintain Interest Hedge Agreements, in accordance with this paragraph (iii).

                  (iv) All Obligations of the Borrower to any Lender pursuant to any Interest Hedge Agreements entered into between the Borrower and such Lender shall be secured by a lien and security interest in and to all of the Collateral. All Obligations of the Borrower to any Lender pursuant to any Interest Hedge Agreement and all Encumbrances granted to the Collateral Agent to secure such Obligations shall rank PARI PASSU with all other Obligations and Encumbrances securing such other Obligations. Any such Lender shall calculate the Obligations owed to it in connection with an Interest Hedge Agreement in a reasonable and customary manner, as determined by the Agents. No Encumbrances on any other property of the Borrower may be granted to the Collateral Agent or any Lender to secure Obligations pursuant to Interest Hedge Agreements, and any Interest Hedge Agreement entered into between the Borrower and any Person other than a Lender shall be unsecured.

5.10 MAINTENANCE OF PROPERTIES. The Borrower shall and shall cause its Subsidiaries to maintain, preserve, protect and keep their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times.

5.11 MAINTENANCE OF LEASES. The Borrower shall and shall cause its Subsidiaries to maintain in full force and effect all leases for their respective real properties, and all other leases for personal property if the failure to maintain such real or personal property lease would constitute a Material Adverse Change.

5.12 MAINTENANCE OF PATENTS, TRADEMARKS, PERMITS, ETC. Except where the failure to do so would not have a Material Adverse Effect, the Borrower shall and shall cause its Subsidiaries to maintain in full force and effect all patents, trademarks, trade names, copyrights and other intellectual property and all licenses, franchises, permits and other authorizations necessary for the ownership and operation of their respective properties and businesses.

5.13 PLANS AND BENEFIT ARRANGEMENTS. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other applicable Governmental Rules which are applicable to Plans and Benefit Arrangements, except where the failure to do so, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

5.14              ENVIRONMENTAL MATTERS AND INDEMNIFICATION.

                  (i) The Borrower shall and shall cause its Subsidiaries to comply in all material respects with all applicable Environmental Laws.

                  (ii) The Borrower shall and shall cause its Subsidiaries to, as often as deemed appropriate by the Borrower, inspect all property owned or leased by them and audit operations thereon to maintain material compliance with all Environmental Laws.

                  (iii) The Borrower shall and shall cause its Subsidiaries to employ appropriate technology in order to maintain material compliance with all applicable Environmental Laws, including without limitation the replacement or updating, if required, of above-ground or underground storage tanks owned by the Borrower or any Subsidiary.

                  (iv) The Borrower shall and shall cause its Subsidiaries to investigate and remediate any material Contamination, using a reputable environmental remediation firm, and shall, upon the request of any Agent, inform the Agents in writing from time to time as to the status of any such remediation.

                  (v) The Borrower shall and shall cause its Subsidiaries to defend and indemnify the Agents and the Lenders and hold them harmless from and against all loss, liability, damage, expense, claims, costs, fines, penalties, assessments (including interest on any of the foregoing) and reasonable attorneys' fees, suffered or incurred by the Agents and the Lenders which arise, result from or in any way relate to a breach or violation by the Borrower or any Subsidiary of any Environmental Law, either prior to or subsequent to the date hereof, including the assertion or imposition of any Encumbrance on the Borrower's or any Subsidiary's assets. The Borrower's and its Subsidiaries' obligations hereunder are joint and several and shall arise upon the discovery of the presence of any Hazardous Substance at any location owned, leased, operated and/or occupied by the Borrower or any Subsidiary's, whether or not any Governmental Authority has taken or has threatened any action in connection with the presence of Hazardous Substances. The Borrower's and its Subsidiaries' joint and several obligations pursuant to this item (v) shall survive the termination of this Agreement and the repayment of the Obligations.

5.15 KEY MANAGEMENT. The Borrower shall employ individuals in the key management positions of Chairman, President and Chief Financial Officer and shall use its best efforts to cause such key managers to continue to serve in their respective capacities. In the event of the voluntary or involuntary termination of any key manager for any reason, the Borrower shall, as soon as practicable, replace such individual with another qualified manager with comparable management skills and experience in the Borrower's industries and reasonably satisfactory to the Agents.

5.16 COVENANTS REGARDING FORMATION OF SUBSIDIARIES AND ACQUISITIONS. At the time of (i) any Permitted Acquisition of a Subsidiary or
(ii) the formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (A) provide to the Collateral Agent executed Subsidiary Security Documents and an executed Subsidiary Guaranty Agreement, (B) pledge to the Collateral Agent all of the stock, partnership interests or other ownership interests of such Subsidiary or Person which is acquired or formed which are beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations, to be held by the Collateral Agent in accordance with the terms of a Pledge Agreement substantially in the form of EXHIBIT "D" attached hereto, and execute and deliver to the Collateral Agent all such documentation for such pledge as, in the reasonable opinion of the Agents, is appropriate, (C) if the purchase price of a Permitted Acquisition is in excess of $5,000,000, provide revised financial projections for the remainder of the current Fiscal Year and for each subsequent Fiscal Year until the Maturity Date which reflect such Permitted Acquisition, certified by the Chief Financial Officer of the Borrower,
(D) provide a statement of the Chief Financial Officer of the Borrower that no Default or Event of Default exists or would be caused by the Permitted Acquisition or formation; and (E) provide all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Agents, which in their reasonable opinion is appropriate with respect to such Permitted Acquisition or the formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.16 shall be a "Loan Document" for purposes of this Agreement.

5.17 PAYMENT OF WAGES. The Borrower shall and shall cause its Subsidiaries to at all times comply with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time, except for noncompliances with such Act that would not have a Material Adverse Effect.

5.18 FURTHER ASSURANCES; POWER OF ATTORNEY. At any time and from time to time, upon the Collateral Agent's reasonable request, the Borrower shall make, execute and deliver, and shall use its best efforts to cause any of its Subsidiaries and any other Person to make, execute and deliver, to the Collateral Agent, and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by the Collateral Agent (including but not limited to the FCC) any and all such further Security Documents, certificates and other documents and instruments as the Collateral Agent may reasonably consider necessary or desirable in order to effectuate, complete, perfect, continue or preserve the obligations of the Borrower, its Subsidiaries and Wireless under Article 3 hereof, the Security Documents and the Encumbrances created thereby. The Borrower hereby appoints the Collateral Agent, and any of its officers, directors, employees and authorized agents, with full power of substitution, upon any failure by the Borrower or any Subsidiary of the Borrower, to take or cause to be taken any action described in the preceding sentence and to make, execute, record, file, re-record or refile any and each such Security Document, instrument, certificate and document for and in the name of the Borrower, any Subsidiary of the Borrower, or Wireless, as the case may be. The power of attorney granted pursuant to this Section 5.18 is coupled with an interest and shall be irrevocable until all of the Obligations are paid in full and the Revolving Credit Commitment is terminated.


ARTICLE 6.        NEGATIVE COVENANTS

                  From the date hereof and thereafter until the termination of the Revolving Credit Commitment and until the Revolving Credit Notes and the other Obligations of the Borrower hereunder are permanently paid in full, the Borrower agrees, for the benefit of the Agents and the Lenders, that it will comply with and cause each of its Subsidiaries to comply with each of the following negative covenants:

6.1 INDEBTEDNESS. The Borrower shall not, and shall not permit its Subsidiaries to, create, incur, assume or permit to exist or remain outstanding any Indebtedness, except for:

                  (i) The Indebtedness and Obligations owed by the Borrower to the Lenders hereunder;

                  (ii) Indebtedness in an aggregate principal amount outstanding not to exceed $15,000,000 at any time, incurred by the Borrower or any of its Subsidiaries for the purpose of financing equipment purchases or leases or for other general corporate or partnership purposes;

                  (iii) Indebtedness owed to Persons other than the Lenders relating to Interest Hedge Agreements required pursuant to Section 5.9; and

                  (iv) Existing Indebtedness listed on SCHEDULE 6.1 in amounts not to exceed the amounts shown on such schedule as such Indebtedness is repaid in accordance with its terms.

6.2 GUARANTEES. The Borrower shall not and shall not permit its Subsidiaries to enter into any Guarantees, except for (i) Subsidiary Guaranty Agreements and (ii) endorsements of negotiable instruments for deposit and collection and similar transactions in the ordinary course of business.

6.3 ENCUMBRANCES; NEGATIVE PLEDGE. The Borrower shall not and shall not permit its Subsidiaries to create, assume, incur or suffer to exist any Encumbrance upon any of their respective assets and properties, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to an Encumbrance, except for Permitted Encumbrances. The Borrower shall not and shall not permit its Subsidiaries to make or enter into any agreement not to grant Encumbrances for the benefit of any Person other than (i) the Agents and the Lenders pursuant to the Loan Documents and (ii) holders of Encumbrances securing Indebtedness permitted pursuant to item (ii) of Section 6.1, but only if such negative pledge is limited to the properties secured by such Permitted Encumbrance.

6.4               FINANCIAL COVENANTS.

6.4a              SENIOR INDEBTEDNESS TO ADJUSTED ANNUALIZED OPERATING CASH
FLOW RATIO. For each Fiscal Quarter during the periods set forth below, the ratio of the Borrower's Senior Indebtedness to its Adjusted Annualized Operating Cash Flow shall not exceed the ratio set forth below opposite such period, as of the last day of each such Fiscal Quarter:

--------------------------------------------------------------------------------------------------------------
                                                                     RATIO OF SENIOR INDEBTEDNESS TO
                    LAST DAY OF FISCAL                                ADJUSTED ANNUALIZED OPERATING
                   QUARTER DURING PERIOD                                 CASH FLOW NOT TO EXCEED:
--------------------------------------------------------------------------------------------------------------
Closing Date through March 31, 1997                                            8.50 : 1.00
--------------------------------------------------------------------------------------------------------------
April 1, 1997 through June 30, 1997                                            8.00 : 1.00
--------------------------------------------------------------------------------------------------------------
July 1, 1997 through September 30, 1997                                        7.50 : 1.00
--------------------------------------------------------------------------------------------------------------
October 1, 1997 through December 31, 1997                                      7.00 : 1.00
--------------------------------------------------------------------------------------------------------------
January 1, 1998 through June 30, 1998                                          6.50 : 1.00
--------------------------------------------------------------------------------------------------------------
July 1, 1998 through December 31, 1998                                         6.00 : 1.00
--------------------------------------------------------------------------------------------------------------
January 1, 1999 through June 30, 1999                                          5.25 : 1.00
--------------------------------------------------------------------------------------------------------------
July 1, 1999 through December 31, 1999                                         4.50 : 1.00
--------------------------------------------------------------------------------------------------------------
January 1, 2000 and thereafter                                                 4.00 : 1.00
--------------------------------------------------------------------------------------------------------------


6.4b             TOTAL INDEBTEDNESS TO ADJUSTED ANNUALIZED OPERATING CASH FLOW
RATIO. For each Fiscal Quarter during the periods set forth below, the ratio of Total Indebtedness (calculated to include Wireless' and its Subsidiaries' and the Borrower's and its Subsidiaries' Total Indebtedness) to its Adjusted Annualized Operating Cash Flow shall not exceed the ratio set forth below opposite such period, as of the last day of each such Fiscal Quarter:

--------------------------------------------------------------------------------------------------------------
                                                                      RATIO OF TOTAL INDEBTEDNESS TO
                    LAST DAY OF FISCAL                                ADJUSTED ANNUALIZED OPERATING
                   QUARTER DURING PERIOD                                 CASH FLOW NOT TO EXCEED:
--------------------------------------------------------------------------------------------------------------
Closing Date through March 31, 1997                                            12.00 : 1.00
--------------------------------------------------------------------------------------------------------------
April 1, 1997 through September 30, 1997                                       11.00 : 1.00
--------------------------------------------------------------------------------------------------------------
October 1, 1997 through December 31, 1997                                      10.00 : 1.00
--------------------------------------------------------------------------------------------------------------
January 1, 1998 through June 30, 1998                                          9.00 : 1.00
--------------------------------------------------------------------------------------------------------------
July 1, 1998 through December 31, 1998                                         8.00 : 1.00
--------------------------------------------------------------------------------------------------------------
January 1, 1999 through June 30, 1999                                          7.00 : 1.00
--------------------------------------------------------------------------------------------------------------
July 1, 1999 and thereafter                                                    6.00 : 1.00
--------------------------------------------------------------------------------------------------------------


6.4c              ANNUALIZED OPERATING CASH FLOW TO FIXED CHARGES RATIO.
For each Fiscal Quarter during the period beginning on the Closing Date and ending on the Maturity Date, the ratio of the Borrower's Annualized Operating Cash Flow to its Fixed Charges shall not be less than 1.00 to 1.00, as of the last day of each such Fiscal Quarter. For purposes of this financial covenant only, Annualized Operating Cash Flow shall include Revolver Availability.

6.4d              ANNUALIZED OPERATING CASH FLOW TO PRO FORMA DEBT SERVICE
RATIO. For each Fiscal Quarter during the period beginning on April 1, 1997 and ending on the Maturity Date, the ratio of the Borrower's Annualized Operating Cash Flow to its Pro Forma Debt Service shall not be less than 1.00 to 1.00 as of the last day of each such Fiscal Quarter.

6.4e              OPERATING CASH FLOW TO INTEREST EXPENSE RATIO. For each Fiscal
Quarter during the period beginning on the Closing Date and ending on December 31, 1998, the ratio of the Borrower's Operating Cash Flow for the most recently completed twelve (12) consecutive months to its Interest Expense for the most recently completed twelve (12) consecutive months shall not be less than 1.10 to
1.00 as of the last day of each such Fiscal Quarter.

6.5               LIMITATION ON DIVIDENDS, DISTRIBUTIONS AND OTHER PAYMENTS.
The Borrower shall not declare or pay any dividends on, or make any distributions relating to or returns of capital on, any of its capital stock, or make any loans, advances or payments of any kind whatsoever, directly or indirectly, to or for the benefit of the owners of its capital stock or pay any obligations of the owners of its capital stock, except for the following dividends and distributions (each of which shall be a "PERMITTED PAYMENT"):

                  (i) The Borrower may from time to time declare and pay dividends to Wireless or make loans to Wireless which shall not at any time exceed amounts required to make scheduled payments of interest on the Structurally Subordinated Indebtedness; PROVIDED, HOWEVER, that no Event of Default or Material Default exists or would be caused by the declaration of or the payment of such dividend or the making of such loan.

                  (ii) The provisions of the preceding item (i) of this Section
6.5 to the contrary notwithstanding, the Borrower, if Events of Default have occurred and are continuing, may declare and pay dividends to Wireless or make loans to Wireless in an amount which shall not exceed (A) amounts then required to make any past due payment of interest on the Structurally Subordinated Indebtedness, which payment of interest is past due by reason of item (i) above, and (B) the next scheduled payment of interest on the Structurally Subordinated Indebtedness; PROVIDED:

                           (1) such Event of Default or Events of Default (from
the date of notice of the existence of the earliest such Event of Default if more than one Event of Default exists) has continued for 180 days and has not been cured or waived;

                           (2) such Event of Default is not an Event of Default
set forth in Sections 8.1a, 8.1c or 8.1d hereof; or

                           (3) the Lenders have not demanded immediate payment
in full of all Obligations due and owing by the Borrower under this Agreement and the other Loan Documents.

                  (iii) Payments by the Borrower to Wireless due to Wireless pursuant to the terms of the Management Agreement. No such payment may be made if an Event of Default has occurred and is continuing or would be caused by such payment. The payment provisions of the Management Agreement may not be amended without the prior written consent of the Required Lenders.

6.6 RESTRICTIONS ON SUBSIDIARY DIVIDENDS OR DISTRIBUTIONS. Except as permitted by Section 6.10, the Borrower shall not permit any Subsidiary, directly or indirectly, to declare or make any distribution, dividend, loan, advance or payment of any kind whatsoever to any Person (including Wireless); PROVIDED that the Borrower's Preferred Subsidiaries may declare and make distributions, dividends, loans, advances and payments to the Borrower or another Preferred Subsidiary and, PROVIDED FURTHER, that any dividend paid by a Preferred Subsidiary may also be paid on a pro rata basis to owners other than the Borrower or another Preferred Subsidiary.

6.7 LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS, ETC. The Borrower shall not, nor shall it permit any Subsidiary to, dissolve, liquidate or wind up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets, or any capital stock or other equity or ownership interest of any other Person. The foregoing provisions of this Section
6.7 to the contrary notwithstanding:

                  (i) the Borrower may contemporaneously with the Closing Date consummate the Horizon Acquisition;

                  (ii) the Borrower may acquire by purchase, lease or otherwise all or substantially all of the assets of, or at least 85% of the capital stock or other equity or ownership interests of, any other Person; PROVIDED that (A) such acquisition must be related to the Borrower's cellular business, (B) the aggregate purchase price for all such acquisitions during the term hereof shall not exceed $50,000,000, (C) no Default or Event of Default shall exist or result from such acquisition, (D) the Borrower must demonstrate, to the reasonable satisfaction of the Agents, that the Borrower will, on a pro forma basis, be in compliance with all of the financial covenants set forth in Section 6.4, taking into account such acquisition and (E) if the acquisition is the acquisition of equity interests, all other provisions of this Agreement relating to the acquisition of Subsidiaries must be complied with. Each acquisition permitted pursuant to this item (ii) shall be deemed to be a "PERMITTED ACQUISITION";

                  (iii) the Borrower or any Preferred Subsidiary may acquire all or substantially all of the assets or all of the capital stock or other equity ownership interest in a Subsidiary; provided that following any transaction permitted by this item (iii), if such acquired Subsidiary has no remaining assets, the Borrower may dissolve or otherwise cause the termination of the existence of such acquired Subsidiary; and

                  (iv) neither the Borrower nor any Subsidiary of the Borrower may use proceeds of the Revolving Credit Loans to finance any acquisition which is deemed by the Required Lenders in good faith to be a hostile takeover.

6.8 DISPOSITIONS OF ASSETS. The Borrower shall not, nor shall it permit any Subsidiary to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their respective properties or assets, whether tangible or intangible, except for the following (each of which shall be deemed to be a "PERMITTED DISPOSITION"):

                  (i) any sale, transfer or lease in the ordinary course of business of assets which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

                  (ii) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased by the selling Borrower or Subsidiary, which substitute assets are acquired within one year before or after such sale;

                  (iii) any sale, transfer or lease of the assets of a Subsidiary to a Preferred Subsidiary or to the Borrower, or any sale, transfer or lease of assets of the Borrower to a Preferred Subsidiary;

                  (iv) sales of assets relating to the Borrower's paging business so long as no Default or Event of Default exists or would be caused by any such sale;

                  (v) sales of assets by the Borrower or any of its Subsidiaries in any one Fiscal Year, the aggregate Net Cash Proceeds of which is not more than $1,000,000; PROVIDED that (A) at the time of such sale no Default or Event of Default exists or would be caused thereby and (B) such assets are replaced by substitute assets acquired by the Borrower or the selling Subsidiary, which substitute assets are acquired within one (1) year before or after such sale; and

                  (vi) sales of inventory in the ordinary course of business.

6.9 SUBSIDIARIES. The Borrower shall not form or acquire Subsidiaries, unless (i) the provisions of Section 5.16 are complied with, (ii) no Default or Event of Default exists at the time of or would be caused by such formation or acquisition, and (iii) if the Subsidiary is not a wholly-owned Subsidiary or a Preferred Subsidiary, the Required Lenders have consented in writing to such formation or acquisition.

6.10 LOANS AND OTHER ADVANCES. The Borrower shall not nor shall it permit any Subsidiary to make loans, payments or other advances of funds to any Person, except for (i) Permitted Payments, (ii) loans in existence on the date hereof and listed on SCHEDULE 6.10, (iii) advances for expenses made to the Borrower's or such Subsidiary's employees in reasonable amounts and in the ordinary course of business, and (iv) loans, payments and advances permitted pursuant to Section 6.6.

6.11 INVESTMENTS. The Borrower shall not nor shall it permit any Subsidiary to at any time purchase, acquire or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or repurchase any of their respective capital stock, or agree, become or remain liable to do any of the foregoing, except for:

                  (i) investments in Subsidiaries, as permitted hereby;

                  (ii) debt securities having a maturity of not more than one year issued or guaranteed by the United States government or by an agency or instrumentality thereof;

                  (iii) certificates of deposit, bankers acceptances, time deposits and demand deposit accounts, which in each case mature within one year from the date of purchase thereof and which are issued or maintained by or with a Qualified Lender;

                  (iv) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower either (A) is accorded a rating of A-2 or P-2 or better by Standard and Poor's Rating Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, Inc. respectively or
(B) is issued by a Qualified Lender;

                  (v) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing in 12 months or less from the date of acquisition;

                  (vi) money market mutual funds made available by the Administrative Agent or its affiliates; and

                  (vii) investments listed on SCHEDULE 6.11 which exist on the date hereof.

6.12 AFFILIATE TRANSACTIONS. The Borrower shall not, nor shall it permit any Subsidiary to, enter into or carry out any transaction with an Affiliate (including, without limitation, purchasing property or services from or selling property or services to any Affiliate or other Person) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and (iii) is in accordance with all applicable Governmental Rules.

6.13 USE OF PROCEEDS. The Borrower shall not use proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any such margin stock which would cause the outstanding Loans to be in violation of Regulations G, T, U or X. The Borrower shall not request or accept any Loan in violation of Regulations G, T, U or X. The Borrower shall not use proceeds of the Loans in a manner which violates any term or condition of any Loan Document or which violates any applicable law.

6.14 CHANGE OF BUSINESS. The Borrower shall not nor shall it allow any Subsidiary to engage in any business other than owning, constructing, managing, operating and investing in Cellular Systems, paging businesses and other wireless communication and related businesses. The Borrower shall not permit any material change in such businesses.

6.15              CHANGE OF CONTROL. The Borrower shall not permit a Change of
Control.

6.16 CHANGE OF FISCAL YEAR. The Borrower shall not change its Fiscal Year, which now ends on December 31.

6.17              ERISA.  The Borrower shall not:

                  (i) (A) With respect to any Plan or Money Purchase Plan, incur any material liability for failure to make timely payment of any contribution or installment required under Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, or otherwise materially fail to comply with the funding provisions set forth therein, (B) with respect to any Plan or Money Purchase Plan, suffer to exist any lien under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code against the property and rights to property of the Borrower or any ERISA Affiliate or (C) terminate, or permit any ERISA Affiliate to terminate, any such Plan in a manner which could reasonably be expected to result in the imposition of a lien upon the property or rights to property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA;

                  (ii) Engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) for which a statutory or administrative exemption is not available under Section 408 of ERISA or Section 4975 of the Internal Revenue Code; and

                  (iii) Partially or completely withdraw from any Multiemployer Plan where such withdrawal could reasonably be expected to subject the affected Borrower or any ERISA Affiliate to Withdrawal Liability, except for withdrawals that would not have a Material Adverse Effect.


ARTICLE 7.        CONDITIONS TO MAKING LOANS

7.1 ALL LOANS. The obligation of the Lenders to make each Loan is subject to the satisfaction of each of the following conditions precedent:

7.1a              REQUEST FOR LOAN.  Receipt by the Administrative Agent of a
request for a Loan satisfying the requirements of Section 2.4.

7.1b              NO DEFAULT OR EVENT OF DEFAULT. The Borrower shall have
performed and complied with all agreements and conditions herein required to be performed or complied with by it prior to any Loan being made or issued, at the time such Loan is made or as a result of making such Loan, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan, and at the time such Loan is made or as a result of making such Loan, no default or event of default under the Structurally Subordinated Indebtedness Documents has occurred and is continuing or will be caused by the making of such Loan.



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7.1c              NO MATERIAL ADVERSE CHANGE.  At the time of making such Loan, no Material Adverse Change has occurred and is continuing.

7.1d              REPRESENTATIONS CORRECT. The representations and warranties contained in Article 4 hereof and otherwise made in writing by or on behalf of the Borrower, any Subsidiary of the Borrower or Wireless in connection with the transactions contemplated by this Agreement shall be (i) correct when made; and
(ii) correct in all material respects at the time of each Loan; PROVIDED that, for purposes of this item (ii), if at the time of any request by the Borrower for a Loan a misrepresentation has resulted from a change in the Borrower's, any Subsidiary's or Wireless' ownership, operations or business, which change is not prohibited under the Loan Documents, such misrepresentation alone shall not preclude the making of such Loan.

Each request for a Loan, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrower as to the accuracy of the matters set forth in Sections 7.1b, 7.1c and 7.1d.

7.2 INITIAL LOAN. The obligation of the Lenders to make the first Loan hereunder is subject to the satisfaction of each of the following conditions precedent, in addition to the applicable conditions precedent set forth in Section 7.1:

7.2a              CREDIT AGREEMENT. Receipt by the Administrative Agent of a
fully-executed copy of this Agreement.

7.2b              SCHEDULES TO CREDIT AGREEMENT. Receipt by the Administrative
Agent of all schedules to this Agreement and the other Loan Documents prepared by the Borrower, in form and substance satisfactory to the Lenders.

7.2c              REVOLVING CREDIT NOTES.  Receipt by the Administrative Agent
for redelivery to each Lender of a Revolving Credit Note executed by the Borrower and payable to each Lender.

7.2d              SECURITY AGREEMENT. Receipt by the Collateral Agent of the
Security Agreement executed by the Borrower.

7.2e              FINANCING STATEMENTS. Receipt by the Collateral Agent of all
Uniform Commercial Code financing statements requested by it, each signed by the Borrower, and the filing of such financing statements by the Collateral Agent in the appropriate filing offices.

7.2f              LIEN SEARCHES. Receipt by the Collateral Agent of lien and judgment searches with results satisfactory to the Agents and the Lenders.



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7.2g              TERMINATION STATEMENTS, ETC. Receipt by the Collateral Agent
of all Uniform Commercial Code termination statements, mortgage satisfactions and other documents and instruments of termination and release necessary so that the Security Interests granted to the Collateral Agent for the benefit of the Lenders pursuant to the Security Documents are first and prior liens and security interests, subject only to Permitted Encumbrances.

7.2h              PERFECTION CERTIFICATE.  Receipt by the Collateral Agent of
the Perfection Certificate in the form of EXHIBIT "F" hereto, duly completed and executed by the Borrower.

7.2i              PLEDGE OF BORROWER'S STOCK. Receipt by the Collateral Agent
of (i) the Pledge Agreement, duly executed by Wireless, (ii) all certificates evidencing the stock of the Borrower pledged pursuant to such Pledge Agreement,
(iii) a signed, undated stock power for each such certificate, and (iv) if requested by the Agents, a form U-1 executed by the Borrower.

7.2j              HORIZON ACQUISITION. The Agents shall be satisfied that the
Horizon Acquisition has been consummated in accordance, in all material respects, with its terms and no deviations from the terms of the Horizon Acquisition Documents could reasonably be expected to have a Material Adverse Effect, that all conditions precedent to the consummation thereof have been satisfied, waived or otherwise provided for, that all consideration required to be paid on or prior to the Closing Date in connection with the Horizon Acquisition has been paid, and that title to the assets purchased pursuant thereto has been transferred to the Borrower (except for certain Governmental Approvals temporarily owned by Wireless), and receipt by the Administrative Agent of (i) Wireless' certificate as to the foregoing, having attached thereto fully-executed copies of the Horizon Acquisition Agreement and all agreements, instruments, approvals and documents executed and delivered in connection therewith, certified as true, correct and complete by Wireless, (ii) any other evidence deemed reasonably necessary by and satisfactory to the Agents that the Horizon Acquisition has been consummated, (iii) a copy, certified by the Secretary of Wireless, of all action taken by Wireless to authorize the Horizon Acquisition, and (iv) evidence satisfactory to the Agents that all Governmental Approvals and all other consents, waivers and permits required to be obtained in connection with the Horizon Acquisition have been obtained, are in effect and unconditional and have been properly and, in the case of all of the MSA FCC Licenses and the RSA FCC Licenses, finally assigned to the Borrower.

7.2k               STRUCTURALLY SUBORDINATED INDEBTEDNESS. The Agents shall be satisfied that the Structurally Subordinated Indebtedness in a minimum principal amount of $80,000,000 has been issued by Wireless in accordance with the Structurally Subordinated Indebtedness Documents, and that all conditions precedent to the issuance thereof have been satisfied, waived or otherwise provided for, and receipt by the Administrative Agent of (i) Wireless' certificate as to the foregoing, having attached thereto fully-executed copies of the Structurally Subordinated Indebtedness Document and all agreements, instruments, approvals


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



and documents executed and delivered in connection therewith, certified as true, correct and complete by Wireless, (ii) any other evidence deemed reasonably necessary by and satisfactory to the Agents that such issuance has occurred,
(iii) a copy, certified by the Secretary of Wireless, of all action taken by Wireless to authorize such issuance, (iv) evidence satisfactory to the Agents that all consents, waivers and permits required to be obtained in connection with such issuance have been obtained and are in effect and unconditional and
(v) evidence satisfactory to the Agent that the proceeds of the Structurally Subordinated Indebtedness have been applied as a portion of the purchase price of the Horizon Acquisition.

7.2l              REORGANIZATION OF SYGNET COMPANIES. The Agents shall be
satisfied that the reorganization of the Sygnet companies has been consummated on terms disclosed to the Lenders, with the result that (i) Wireless owns no material assets other than cash or cash equivalents in an amount not to exceed $15,000,000 and all of the issued and outstanding capital stock of the Borrower and (ii) the Borrower owns all of the assets of such companies, and receipt by the Administrative Agent of (A) the Borrower's certificate as to the foregoing, having attached thereto all documents and instruments relating to such reorganization, along with evidence that such documents and instruments have, where appropriate, been filed with the appropriate Governmental Authorities and have become effective, all certified as true, correct and complete by the Borrower, (B) any other evidence deemed reasonably necessary by and satisfactory to the Agents that such reorganization has occurred, (C) a copy, certified by the Secretary of the Borrower, of all action taken by the various Sygnet entities to authorize such reorganization and (D) evidence satisfactory to the Agents that all consents, waivers and permits required to be obtained in connection with such reorganization have been obtained and are in effect and unconditional.

7.2m              HAZARD AND LIABILITY INSURANCE. Receipt by the Collateral
Agent of (i) copies of the Borrower's insurance policies which comply with the requirements of Section 5.8 and the insurance requirements set forth in the other Loan Documents and (ii) current insurance certificates, with long-form lender loss payable endorsements, as required pursuant to Section 5.8.

7.2n              CORPORATE DOCUMENTS FOR BORROWER AND WIRELESS.  Receipt by the
Administrative Agent of the following corporate documents for each of the Borrower and Wireless:

                  (i) a copy of its articles and/or certificate of incorporation, certified as true and correct by the Secretary of State of the state of its incorporation not more than thirty (30) days prior to the date hereof;

                  (ii) good standing certificates issued by the Secretaries of State of the state of its incorporation and each state where it is required to be qualified to do business, each dated not more than thirty (30) days prior to the date hereof;


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                  (iii) resolutions of its board of directors authorizing the execution and delivery of the Loan Documents to be executed by it and the performance by it pursuant thereto, certified by its secretary or assistant secretary as being true, correct, complete and in effect and in form and substance satisfactory to the Administrative Agent;

                  (iv) a copy of its regulations or by-laws and all amendments thereto, certified by its secretary or assistant secretary as being true, correct, complete and in effect; and

                  (v) an incumbency certificate showing the names of its officers, their respective titles and containing their true signatures.

7.2o              GOVERNMENTAL APPROVALS.  Receipt by the Administrative Agent
of copies of all of the Borrower's MSA FCC Licenses, RSA FCC Licenses, and New York Public Service Commission approvals.

7.2p              CLOSING CERTIFICATE. Receipt by the Administrative Agent of a
certificate, dated as of the Closing Date and executed by an Authorized Officer of the Borrower, stating that, as of the Closing Date and after giving effect to the Loans made on such date, all of the representations and warranties made by the Borrower herein and in the other Loan Documents are true and correct; no Default or Event of Default exists; no Material Adverse Change has occurred and no circumstances exist which would cause a Material Adverse Effect; and showing compliance on a pro forma basis with all of the financial covenants set forth in
Section 6.4, and the Agents' satisfaction with the accuracy and completeness of all of the foregoing.

7.2q              TERMINATION OF EXISTING CREDIT AGREEMENT. The Existing Credit
Agreement and the right of the Borrowers which are parties thereto to borrow thereunder shall have terminated and the Borrower and Wireless shall have executed a letter agreement to this effect, satisfactory to PNC Bank, National Association, and all outstanding principal, interest, fees and other amounts due thereunder shall have been paid in full with the first Loan made hereunder.

7.2r              PAYOFF LETTER FOR EXISTING CREDIT AGREEMENT. Receipt by the
Administrative Agent of a payoff letter from PNC Bank, National Association, relating to the Existing Credit Agreement, in a form satisfactory to the Administrative Agent.

7.2s              REQUEST FOR INITIAL LOANS. Receipt by the Administrative
Agent of written instructions addressed to the Administrative Agent and executed by the Borrower, instructing the Administrative Agent as to the disbursement of the Loans to be made on the Closing Date, and containing complete wire transfer instructions, if applicable.


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7.2t              ADEQUACY OF LEGAL MATTERS. All legal matters incident to the
Loans and the Loan Documents shall be satisfactory to counsel for the Agents.

7.2u              FEE LETTERS; FEES.  Receipt by the Agents of the Fee Letter
signed by the Borrower, and all Fees described therein which are payable on or prior to the Closing Date, in immediately available funds.

7.2v              LEGAL FEES.  Payment of the Agents' legal fees and costs.

7.2w              OPINIONS OF COUNSEL.  Receipt by the Administrative Agent of
an opinion of counsel to the Borrower, Bryan Cave LLP and Harrington & Mitchell, Ltd.


ARTICLE 8.        EVENTS OF DEFAULT; REMEDIES

8.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

8.1a              NONPAYMENT OF BORROWER'S OBLIGATIONS. The Borrower shall
default (i) in any payment or required prepayment of principal of the Loans when due or any scheduled Revolving Credit Commitment reduction when due, or (ii) in the payment of interest on any Loans when due, or in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of five (5) Business Days after such due date.

8.1b              VIOLATIONS UNDER OTHER INDEBTEDNESS. The Borrower, any
Subsidiary of the Borrower, or Wireless shall (i) default in the payment of any other Indebtedness, which Indebtedness has an aggregate principal outstanding balance of $3,000,000 or more when such payment is due (whether by acceleration or otherwise), or (ii) default in the performance of any term of any agreement or instrument under which any such Indebtedness is created or by which it is governed or evidenced, if the effect of any such default is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare, such Indebtedness due prior to its expressed maturity.

8.1c              INSOLVENCY, ETC.

                  (i) INVOLUNTARY PROCEEDINGS. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower, any Subsidiary of the Borrower or Wireless in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the


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Borrower or for a substantial part of their respective property, or for the winding up or liquidation of their respective affairs, and the same (A) is not controverted within a period of fifteen (15) days and (B) shall remain undismissed or unstayed and in effect for a period of sixty (60) days.

                  (ii) VOLUNTARY PROCEEDINGS. The Borrower, any Subsidiary of the Borrower or Wireless shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower, any Subsidiary or Wireless or for a substantial part of their respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by the Borrower, any Subsidiary or Wireless in furtherance of any of the foregoing.

8.1d              DISSOLUTION; CESSATION OF BUSINESS; ABANDONMENT OF CELLULAR
SYSTEM, ETC. The Borrower, any Subsidiary of the Borrower (except as otherwise provided herein) or Wireless shall terminate its existence, cease to exist, permanently cease operations or abandon the operation of any Cellular System; PROVIDED, HOWEVER, the loss of the Borrower's Interim Operating Authority of Pennsylvania RSA No. 2 shall not be deemed a cessation or abandonment of the operation of a Cellular System for the purposes of this Section 8.1d.

8.1e              FCC LICENSES. The loss, revocation or failure to file for
renewal of any cellular FCC License; the commencement of proceedings to suspend, revoke, terminate or substantially and adversely modify any cellular FCC License, which proceedings are not dismissed or discharged within sixty (60) days; or the designation of an application for renewal of any such cellular FCC License for an evidentiary hearing, which cellular FCC License is now held or hereafter acquired by the Borrower or a Subsidiary of the Borrower and is necessary for the continued operation of the Borrower's or such Subsidiary's business in the same manner as is being conducted at the time of such loss, revocation, failure to renew, commencement of proceedings or designation of a hearing; PROVIDED, HOWEVER, the loss of the Borrower's Interim Operating Authority of Pennsylvania RSA No. 2 shall not be deemed a loss, termination, revocation or failure to renew for the purposes of this Section 8.1e.

8.1f              ERISA.  (i)  One or more of the following events occur:

                           (A) A Notice of Intent to Terminate any Plan
(including any Plan of an ERISA Affiliate) is filed under Section 4041(c) of ERISA;


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                           (B) Proceedings shall be instituted for the
appointment of a trustee by the appropriate United States court to administer any Plan (including any Plan of an ERISA Affiliate);

                           (C) the PBGC shall institute proceedings to terminate
any Plan (including any Plan of an ERISA Affiliate) or to appoint a trustee to administer any such Plan;

                           (D) A notice assessing Withdrawal Liability with
respect to any Multiemployer Plan (including any Multiemployer Plan of an ERISA Affiliate) shall have been received by the Borrower or any ERISA Affiliate; or

                  (ii) Any applicable law, rule or regulation is adopted, changed or interpreted by any Governmental Authority or agency or court with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements which, in the reasonable opinion of the Administrative Agent, (A) could have a Material Adverse Effect on the priority of any lien or security interest in favor of the Administrative Agent as established or described in this Agreement or the other Loan Documents, or (B) result in the existence of an Encumbrance on the Borrower's assets which is not a Permitted Encumbrance.

8.1g              CHANGE OF CONTROL.  The occurrence of a Change of Control.

8.1h              ADVERSE JUDGMENTS. The aggregate amount of final judgments against the Borrower or any Subsidiary of the Borrower for which no further appellate review exists shall, at any one time, exceed, by $3,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

8.1i              FAILURE TO TAKE CERTAIN ACTION. The Borrower shall fail to take measures satisfactory to the Administrative Agent, within thirty (30) days after notice to the Borrower by the Administrative Agent, with respect to any action, suit, investigation, proceeding or Environmental Claim then pending or threatened against the Borrower or any Subsidiary of the Borrower, the outcome of which, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

8.1j              FAILURE TO COMPLY WITH LOAN DOCUMENTS.

                  (i) FAILURE TO COMPLY WITH NEGATIVE COVENANTS. The Borrower shall default in the due performance or observance of any negative covenant contained in Article 6 of this Agreement.

                  (ii) FAILURE OF WIRELESS TO COMPLY WITH PLEDGE AGREEMENT. Wireless shall default in the due performance or observance of any covenant contained in Article IV of the Pledge Agreement to which it is a party.


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                  (iii) FAILURE TO COMPLY WITH OTHER COVENANTS AND LOAN
DOCUMENTS. The Borrower shall default in the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents which is not set forth elsewhere in this Section 8.1, or the Borrower, any Subsidiary of the Borrower or Wireless shall default in the due performance of any covenant, condition or provision set forth in any other Loan Document to which the Borrower, such Subsidiary or Wireless is a party, which default is not otherwise described in this Subsection 8.1j, and such default described in this item (iii) shall not be remedied to the satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Administrative Agent to the Borrower.

8.1k              MISREPRESENTATION. Any material representation or warranty made by the Borrower, any Subsidiary of the Borrower or Wireless in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower, any Subsidiary of the Borrower or Wireless to the Administrative Agent, the Documentation Agent, the Collateral Agent or any Lender is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

8.1l              INVALIDITY, ETC. OF LOAN DOCUMENTS.  Any material provision of this Agreement or any of the other Loan Documents shall at any time for any reason cease to be valid and binding on the Borrower or on any other Person which is a party thereto, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or any other party thereto or any Governmental Authority, or the Borrower or any other party thereto shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

8.1m              MATERIAL ADVERSE CHANGE.  The occurrence of any Material
Adverse Change.

8.2               REMEDIES.

8.2a              EVENTS OF DEFAULT UNDER SECTIONS 8.1C AND 8.1D. Upon the
occurrence of an Event of Default set forth in Sections 8.1c and 8.1d, the Revolving Credit Commitment shall automatically terminate and automatically the Revolving Credit Notes, interest accrued thereon, all other Obligations of the Borrower and all obligations, if any, of any Subsidiary of the Borrower or Wireless under any Loan Document to the Lenders and the Agents shall all become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived and deemed to be waived by the Borrower, any Subsidiary of the Borrower or Wireless. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder. In addition, during any 60-day period described in Section 8.1c(i), the Lenders shall not have any obligation to make any additional Loans hereunder.


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8.2b              REMAINING EVENTS OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default set forth in Sections 8.1a, 8.1b, 8.1e, 8.1f, 8.1g, 8.1h, 8.1i, 8.1j, 8.1k, 8.1l or 8.1m, the Required Lenders may, at their option, declare the Revolving Credit Commitment terminated and the Revolving Credit Notes, interest accrued thereon, all other Obligations of the Borrower and all obligations, if any, of any Subsidiary of the Borrower or Wireless under any Loan Document to the Lenders and the Agents to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived and deemed to be waived by the Borrower, any Subsidiary of the Borrower or Wireless. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder.

8.2c              ADDITIONAL REMEDIES. In addition to the remedies set forth above, upon the occurrence of any Event of Default, the Lenders and the Agents shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

8.2d              EXERCISE OF REMEDIES; REMEDIES CUMULATIVE. No delay on the part of the Agents or the Lenders or failure by the Agents and the Lenders to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Lender would otherwise have.


ARTICLE 9.        ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND COLLATERAL AGENT

9.1 APPOINTMENT AND GRANT OF AUTHORITY. The Lenders hereby appoint Toronto Dominion (Texas), Inc. as Administrative Agent and Toronto Dominion (Texas), Inc. agrees to act as Administrative Agent under this Agreement and the other Loan Documents. The Lenders hereby appoint PNC Bank, National Association, and PNC Bank, National Association hereby agrees to act as Documentation Agent and as Collateral Agent under this Agreement and the other Loan Documents. The Agents shall have and may exercise such powers under this Agreement as are specifically delegated to them by the terms hereof or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agents or any of them as appropriate, on behalf of the Lenders, are each authorized to execute all of the Loan Documents (other than this Agreement) for and on behalf of the Lenders and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.


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9.2               NON-RELIANCE ON ADMINISTRATIVE AGENT. Each Lender agrees that it has, independently and without reliance on the Agents, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agents shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or any other Loan Document referred to or provided for herein or to inspect the properties or books of the Borrower. The Administrative Agent will make reasonable efforts to furnish to the Lenders material information concerning the Borrower of which it has actual knowledge; however, the Administrative Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lenders any information.

9.3               RESPONSIBILITY OF AGENTS AND OTHER MATTERS.

9.3a              MINISTERIAL NATURE OF DUTIES. As between the Lenders and
themselves, the Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article 9. The duties of the Agents shall be ministerial and administrative in nature.

9.3b              LIMITATION OF LIABILITY. As between the Lenders and
themselves, neither the Agents nor any of their respective directors, officers, employees or agents shall be liable, except for gross negligence or willful misconduct, for any action taken or omitted under or in connection with this Agreement, any other Loan Document, or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agents nor any of their respective directors, officers, employees or agents, shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of this Agreement or any of the other Loan Documents or any other document or instrument furnished pursuant to or in connection with this Agreement; (ii) the collectability of any amounts owed by the Borrower, any Subsidiary of the Borrower or Wireless to the Lenders; (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agents or the Lenders in connection with this Agreement, the other Loan Documents or any other document or instrument furnished pursuant to or in connection with the Loan Documents, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, radiogram or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument, paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of the Borrower, any Subsidiary of the Borrower or Wireless.


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9.3c              RELIANCE. The Agents shall be entitled to act, and shall
be fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire, cable or radiogram or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter, other instrument, paper or communication believed by the Agent receiving the same in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agents may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agents may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agents with reasonable care. The Agents shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower, any Subsidiary of the Borrower or Wireless.

9.3d              DOCUMENTS. The Agents shall be under no duty to examine,
inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Revolving Credit Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and each Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

9.3e              RESPONSIBILITY DISCLAIMED.  No Agent shall be under any
liability or responsibility whatsoever as an Agent:

                  (i) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by any Lender or Lenders of any of its or their obligations under this Agreement;

                  (ii) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower, Wireless or any other obligor under any other Loan Document;

                  (iii) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                  (iv) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of such Administrative Agent, the Documentation Agent or the Collateral Agent, as the case may be, as determined by a final, non-appealable judicial order of a court of competent jurisdiction.


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



9.4 COLLATERAL AGENT. The Collateral Agent is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Collateral Agent shall not agree to the release of any Collateral except in compliance with Section 10.1 hereof.

9.5 ACTION ON INSTRUCTIONS. The Agents shall be entitled to act or refrain from acting, and shall be fully protected in acting or refraining from acting, under this Agreement, the other Loan Documents or any other instrument or document in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in item (ii) of Section 10.1, from all of the Lenders. For purposes of this Agreement and the other Loan Documents, unless the context clearly indicates otherwise, all determinations by or requests by "Lenders" shall mean the Required Lenders.

9.6 ACTION UPON OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT. If a Default or Event of Default has occurred, all the Lenders shall immediately consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement upon a course of conduct, if the Required Lenders wish to declare an Event of Default and/or exercise their rights hereunder, the Agents will exercise the rights of the Lenders hereunder as directed by the Required Lenders.

9.7 INDEMNIFICATION. To the extent the Borrower does not reimburse and save harmless the Agents according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitments. Each Lender hereby agrees on such basis (i) to reimburse the Agents for such Lender's Pro Rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's Pro Rata share, to indemnify and save harmless the Agents against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents, other than as a consequence of gross negligence or willful misconduct on the part of the Agents, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

9.8 AGENTS' RIGHTS AS A LENDER. With respect to the Commitments of each Agent as a Lender hereunder, and any Loans of the Agents or their respective Affiliates under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, the Agents and their respective Affiliates shall have the same


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


rights, powers, duties and obligations under this Agreement, the other Loan Documents or other agreements, instruments or documents as any Lender, and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not an Agent or an Affiliate of an Agent. The Agents or their respective Affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not an Agent or an Affiliate of an Agent.

9.9 LOAN ADVANCES BY ADMINISTRATIVE AGENT. Unless the officers of the Administrative Agent responsible for administering this Agreement shall have been notified in writing by a Lender prior to the date of any Loan that such Lender will not make the amount which would constitute its Pro Rata share of such Loan available to the Administrative Agent on or prior to the date of such Loan, the Administrative Agent may (but shall not be required to) assume that such Lender has made such amount available to the Administrative Agent on the date of such Loan and the Administrative Agent or its Affiliate may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such Pro Rata share is made available to the Administrative Agent by a Lender on a date after the date of such Loan, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the Federal Funds Rate during each day included in such period, times (ii) the amount of such Lender's Pro Rata share of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapsed from and including the date of such Loan, to the date on which such Pro Rata share of such Loan became immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 9.9 shall be prima facie evidence as to the amount owed by that Lender to the Administrative Agent. If such Lender's Pro Rata share is not in fact made available to the Administrative Agent by such Lender within three (3) Business Days of the date of any Loan, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum then applicable under the Base Rate Option during such period, on demand, from such Lender.

9.10 PAYMENT TO LENDERS. Promptly after receipt from the Borrower of any principal repayment of the Loans, interest due on the Loans, and any Fees or other amounts due under any of the Loan Documents, the Administrative Agent shall distribute to each Lender that Lender's Commitment Percentage of the funds so received. Such delivery shall be accomplished in such a manner as to allow each Lender to receive its share of such payment in immediately available funds on the same day that the funds representing payment due from the Borrower is collected funds in the possession of the Administrative Agent.

9.11 PRO RATA SHARING. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of setoff or banker's lien which sums are in excess of such Lender's Pro Rata share of such sums, the excess amount shall be shared Pro Rata among the Lenders. Nothing in this Section 9.11 shall be deemed to require the sharing among the


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

Lenders of collections specifically relating to, or of the proceeds of collateral which is not subject to the Security Documents specifically securing, any other Indebtedness of the Borrower to any Lender.

9.12 NOTICE OF EVENT OF DEFAULT. Each Lender shall use its best efforts to notify the Administrative Agent immediately in writing of any Default or Event of Default of which it becomes aware. Upon receipt of any such notice, the Administrative Agent shall use its best efforts to notify the Lenders immediately in writing of such Default or Event of Default. The Administrative Agent shall notify each Lender of any Default or Event of Default as soon as practicable after obtaining actual knowledge thereof.

9.13 DELEGATION OF DUTIES. Each Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

9.14 SUCCESSOR AGENTS. The Administrative Agent may resign as Administrative Agent, the Documentation Agent may resign as Documentation Agent and the Collateral Agent may resign as Collateral Agent each upon giving ninety
(90) days' notice to the Lenders and the Borrower. If any such notice shall be given, the Lenders shall appoint from among the Lenders a successor administrative agent, documentation agent or collateral agent, as appropriate, for the Lenders, during such ninety (90)-day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as such agent hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. If at the end of such ninety (90)-day period the Lenders have not appointed such a successor, the resigning Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve in place of the resigning Agent as an agent for the Lenders hereunder and under the other Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the resigning Agent. Upon the appointment of such successor agent or upon the expiration of such ninety (90)-day period (or any longer period to which the resigning Agent has agreed), the former Agent's rights, powers and duties as Administrative Agent, Documentation Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such resigning Agent or any of the parties to this Agreement. After any resigning Agent's resignation hereunder as an Agent, the provisions of this Article 9 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.



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

ARTICLE 10.       GENERAL PROVISIONS

10.1 AMENDMENTS AND WAIVERS. (i) Subject to the remaining provisions of this Section 10.1, the Required Lenders, or the Agents with the consent of the Required Lenders, and the Borrower may from time to time enter into amendments, extensions, supplements and replacements to and of this Agreement and the other Loan Documents to which they are parties, and the Required Lenders may from time to time waive compliance with a provision of any of the Loan Documents. Subject to the remaining provisions of this Section 10.1, no amendment, extension, supplement, replacement or waiver shall be effective unless it is in writing and is signed by the Required Lenders and the Borrower. Each waiver shall be effective only for the specific instance and for the specific purpose for which it is given.

                  (ii) The foregoing notwithstanding, no such amendment, extension, supplement, replacement or waiver shall, without the consent of all the Lenders:

                                    (A) Increase the Revolving Credit Commitment
or the maximum principal amount of the Loans which may be outstanding hereunder;

                                    (B) Reduce any interest rate hereunder or
any of the Fees due hereunder or under any of the other Loan Documents;

                                    (C) Postpone any scheduled payment date of
principal (including any scheduled date for a mandatory reduction of the Revolving Credit Commitment or a mandatory or voluntary principal prepayment), interest or Fees hereunder or under any of the other Loan Documents;

                                    (D) Release all or any part of the Security
Interest in any of the Collateral;

                                    (E) Change the definitions of "Pro Rata" or
"Required Lenders";

                                    (F) Release or discharge, or consent to any
release or discharge of, the Borrower as a borrower under the Loan Documents, or release or discharge, or consent to any release or discharge of, any Subsidiary from its obligations under any Subsidiary Guaranty Agreement, or permit the Borrower, any Subsidiary of the Borrower or Wireless to assign to another Person any of its obligations under the Loan Documents; or

                                    (G) amend this Section 10.1.

                  (iii) The foregoing provisions of this Section 10.1 notwithstanding, no Commitment or Commitment Percentage of any Lender may be increased without the consent of such Lender.

10.2 TAXES. The Borrower shall pay any and all stamp, document, transfer and recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Administrative Agent or the Collateral Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. The Borrower agrees to save the Administrative Agent, the Collateral Agent and the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions. The obligations of the Borrower pursuant to this Section 10.2 shall survive the termination of this Agreement and the repayment of the Obligations.

10.3              EXPENSES.  The Borrower shall pay:

                  (i) All (A) out-of-pocket costs and expenses incurred by the Agents in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Agents' legal fees and expenses in connection therewith, and (B) all reasonable costs and expenses of the Agents (including but not limited to reasonable fees and expenses of the Agents' counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

                  (ii) All (A) reasonable costs and expenses of the Agents (including without limitation the reasonable fees and disbursements of the Agents' counsel) and (B) reasonable costs and expenses of the Lenders (including without limitation the reasonable fees and disbursements of the Lenders' counsel) after the declaration of an Event of Default by the Lenders and the giving of notice of such declaration to the Borrower (unless such Event of Default occurs pursuant to Subsections 8.1c or 8.1d) in connection with (1) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by the Borrower, any Subsidiary of the Borrower or Wireless of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party; (2) the sale or other action taken with respect to the Collateral; and (3) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Agent incurring the same upon demand or as otherwise agreed upon by such Agent and the Borrower, and shall constitute Obligations under this Agreement. The Borrower's obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.


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



10.4              NOTICES.

10.4a             NOTICE TO THE BORROWER. All notices required to be delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by United States Postal Service, first class mail postage prepaid, hand delivery, recognized national overnight courier service, telex, telegram, telecopier or other means of electronic data communication:

IF BY U.S. MAIL:                         IF BY OTHER MEANS:

Sygnet Communications, Inc.              Sygnet Communications, Inc.
6550-B Seville Drive                     6550-B Seville Drive
Canfield, OH  44406                      Canfield, OH  44406
Attention: Craig T. Sheetz               Attention: Craig T. Sheetz
                                         Fax: 330-565-9557

WITH A COPY TO:                          WITH A COPY TO:

Samuel G. Rubenstein, Esq.               Samuel G. Rubenstein, Esq.
Bryan Cave                               Bryan Cave
700 Thirteenth Street, N.W.              700 Thirteenth Street, N.W.
Washington, DC  20005-3960               Washington, DC  20005-3960
                                         Fax: 202-508-6200

10.4b             NOTICE TO THE ADMINISTRATIVE AGENT. All notices required to be delivered to the Administrative Agent pursuant to this Agreement shall be in writing and shall be sent to the following address, by United States Postal Service, first class mail postage prepaid, hand delivery, recognized national overnight courier service, telex, telegram, telecopier or other means of electronic data communication:

IF BY U.S. MAIL:                         IF BY OTHER MEANS:

Toronto Dominion (Texas), Inc.           Toronto Dominion (Texas), Inc.
909 Fannin                               909 Fannin
Suite 1700                               Suite 1700
Houston, TX 77010                        Houston, TX 77010
Attention: Agency Department             Attention: Agency Department
                                         Fax: 713-951-9921


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


WITH A COPY TO:                          WITH A COPY TO:

Tucker Arensberg, P.C.                   Tucker Arensberg, P.C.
1500 One PPG Place                       1500 One PPG Place
Pittsburgh, PA 15222                     Pittsburgh, PA 15222
Attention: Linda A. Acheson, Esq.        Attention: Linda A. Acheson, Esq.
                                         Fax: 412-594-5619

10.4c            NOTICE TO THE DOCUMENTATION AGENT OR THE COLLATERAL AGENT. All
notices required to be delivered to the Documentation Agent or the Collateral Agent, as appropriate, pursuant to this Agreement shall be in writing and shall be sent to the following address, United States Postal Service, first class mail postage prepaid, hand delivery, recognized national overnight courier service, telex, telegram, telecopier or other means of electronic data communication:

IF BY U.S. MAIL:                         IF BY OTHER MEANS:

PNC Bank, National Association           PNC Bank, National Association
1600 Market Street                       1600 Market Street
21st Floor                               21st Floor
Philadelphia, PA 19103                   Philadelphia, PA 19103
Attention: Daniel E. Hopkins             Attention: Daniel E. Hopkins
                                         Fax: 215-585-6680

WITH A COPY TO:                          WITH A COPY TO:

Tucker Arensberg, P.C.                   Tucker Arensberg, P.C.
1500 One PPG Place                       1500 One PPG Place
Pittsburgh, PA  15222                    Pittsburgh, PA  15222
Attention: Linda A. Acheson, Esq.        Attention: Linda A. Acheson, Esq.
                                         Fax: 412-594-5619

10.4d            NOTICE TO THE LENDERS. All notices required to be delivered to the Lenders pursuant to this Agreement shall be in writing and shall be sent to the address set forth underneath the Lender's signature to this Agreement or to the Assignment and Assumption Agreement to which such Lender is a party, by United States Postal Service, first class mail postage prepaid, hand delivery, recognized national overnight courier service, telex, telegram, telecopier or other means of electronic data communication.

10.4e            GENERAL NOTICE PROVISIONS. All such notices shall be effective three (3) Business Days after mailing, the date of telecopy transmission or when received, whichever is earlier. The parties hereto may each change the address for service of notice upon it by a notice in writing to the other party hereto. Copies of notices shall be provided to Persons


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

other than parties hereto only in the case of notices under Article 8 hereof and the failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

10.5              ASSIGNMENTS.

10.5a             ASSIGNMENTS. (i) Subject to the remaining provisions of this
Subsection 10.5a, any Lender may at any time, in the ordinary course of its commercial banking business, in accordance with applicable law, sell to one or more Purchasing Lenders (which Purchasing Lenders may be Affiliates of the Transferor Lender), a portion of its rights and obligations under this Agreement and the Revolving Credit Notes then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of EXHIBIT "G" and satisfactory to the Administrative Agent, executed by the Transferor Lender, such Purchasing Lender, the Administrative Agent and the Borrower; subject, however to the following requirements:

                  (A) The Borrower and the Agents must give their prior consent to any such assignment, which consents shall not be unreasonably withheld;

                  (B) Each such assignment must be in a minimum amount of $5,000,000, unless the Transferor Lender's Commitment is less than $5,000,000, in which case such Transferor Lender may transfer all, but not less than all, of its Commitment; and

                  (C) Each Transferor Lender (other than an Agent designated as a Managing Agent) shall pay to the Administrative Agent a $3,500 service fee in connection with each assignment made by it;

PROVIDED, HOWEVER, that (i) in the case of assignments made by a Lender to an Affiliate of such Lender and (ii) after the occurrence of and during the continuance of an Event of Default, (x) the requirements set forth in item (C) above shall not be applicable and (y) the consents or agreements of the Borrower contemplated in items (A) and (B) above shall not be required. The Administrative Agent shall give notice to the Borrower of any assignment hereunder which does not require the Borrower's prior consent.

                  (ii) Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement,
(A) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (B) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Lender. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting


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


adjustments of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and the Revolving Credit Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Notes held by the Transferor Lender, new Revolving Credit Notes to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Revolving Credit Notes to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

10.5b              ASSIGNMENTS TO FEDERAL RESERVE BANK. In addition to the
assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Revolving Credit Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder or under the other Loan Documents.

10.5c             ASSIGNMENT REGISTER. The Administrative Agent shall maintain at its address referred to in Section 10.4 a copy of each Assignment and Assumption Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Administrative Agent set forth in Section 10.4 for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

10.6              PARTICIPATIONS.

10.6a             SALE OF PARTICIPATIONS. The Lenders may, in the ordinary
course of their commercial banking business and in accordance with applicable law, and after first obtaining the consent of the Borrower and the Agents, which consents shall not be unreasonably withheld, at any time sell to one or more Participants (which Participants may be Affiliates of a Lender) Participations in the Revolving Credit Commitment, the Loans, the Revolving Credit Notes and the other interests of the Lenders hereunder. In the event of any such sale of a Participation, the selling Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Revolving Credit Note made payable to it for all purposes under this Agreement, the Borrower shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and Participants shall be


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


permitted to have voting rights only with respect to the matters described in items (A), (B), (C), and (D) of item (ii) of Section 10.1.

10.6b             RIGHT OF SETOFF. The Borrower agrees that if amounts
outstanding under this Agreement and the Revolving Credit Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its Participation in amounts owing under this Agreement and the Revolving Credit Notes to the same extent as if the amount of its Participation were owing directly to it as a lender under this Agreement or the Revolving Credit Notes.

10.7 WITHHOLDING OF INCOME TAXES. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, Participant or Purchasing Lender, each Lender, Participant and Purchasing Lender that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Lender, Participant or Purchasing Lender is entitled to receive payments under this Agreement and the Revolving Credit Notes without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Lender, Participant or Purchasing Lender indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, Participant and Purchasing Lender which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Administrative Agent, either certifying that such Lender, Participant or Purchasing Lender is entitled to receive payments under this Agreement and the Revolving Credit Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Lender, Participant or Purchasing Lender establishes an exemption, or at the applicable reduced rate, as established pursuant to the provisions of this Section 10.7.

10.8 INDEMNITY. The Borrower hereby agrees to indemnify the Administrative Agent, the Documentation Agent, the Collateral Agent, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates (each an "INDEMNIFIED PARTY") against, and hold each of them harmless from, any loss, liabilities, damages, claims, and reasonable costs and expenses (including reasonable attorneys' fees and


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disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans, any and all transactions related to or consummated in connection with the Loans, the actual or proposed use of the proceeds of the Loans, and any legal proceeding or any investigation by a Governmental Authority unrelated to the Loan Documents or the Loans to which the Borrower, any Subsidiary of the Borrower or Wireless is a party but to which no Indemnified Party is a party, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Indemnified Party arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or any other Governmental Rule of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of the Borrower or their respective directors, officers, partners, employees, attorneys, agents or Affiliates related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this
Section 10.8 shall be in addition to any other obligations or liabilities of the Borrower to the Agents or the Lenders, or at common law or otherwise. The provisions of this Section 10.8 shall survive the payment of the Obligations and the termination of this Agreement. The foregoing provisions of this Section 10.8 to the contrary notwithstanding, the Borrower shall not be obligated to indemnify any Indemnified Party pursuant to this Section 10.8 for any losses, liabilities, damages, claims, or costs which arise directly from such Indemnified Party's gross negligence or willful misconduct. All amounts owed pursuant to this Section 10.8 shall be part of the Obligations.

10.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, the Administrative Agent, the Documentation Agent, the Collateral Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent, the Documentation Agent, the Collateral Agent and the Lenders and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders.

10.10 FCC AND OTHER GOVERNMENTAL AUTHORITY MATTERS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, but without limiting or waiving the Borrower's obligations, the Administrative Agent's, the Documentation Agent's, the Collateral Agent's and the Lenders' rights and the exercise of the Administrative Agent's, the Documentation Agent's, the Collateral Agent's and the Lenders' remedies under this Agreement and the other Loan Documents are subject to all applicable rules and regulations of the FCC and all other applicable Governmental Authorities. The Borrower agrees to take any action and to cause its Subsidiaries to take any action which any Agent or the Lenders may reasonably request from time to time in order to obtain and enjoy the full rights and benefits granted to the Agents and the Lenders under the Loan Documents. Such actions shall include specifically, but shall not be limited to, the use of the Borrower's and its Subsidiaries' best efforts to assist in (i) obtaining approval of the FCC or any other Governmental Authority for any action or transaction contemplated by the Loan Documents or any of the transactions contemplated thereby which approval is then required by law and (ii) upon request, and if an Event of Default shall have occurred and is continuing, obtaining the approval of the FCC or any other Governmental Authority to any application or applications for consent to the assignment or any FCC License or other license or transfer of control required to be signed by the Borrower and the Borrower's Subsidiaries in connection with their respective FCC Licenses or other Governmental Approvals. All actions taken by the Borrower or its Subsidiaries under this Section 10.10 shall be at the Borrower's sole cost and expense; any costs and expenses advanced by any Agent or any Lender in furtherance of the provisions of this Section 10.10 shall become part of the Obligations for which the Borrower is responsible hereunder.

10.11 CONFIDENTIALITY. The Agents and the Lenders shall keep confidential and not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders and Participants, all non-public information concerning the Borrower, the Borrower's Affiliates and Subsidiaries and Wireless and its Affiliates and Subsidiaries which comes into any Agent's and any Lender's possession during the term hereof; PROVIDED, HOWEVER, that any such information delivered to a potential Purchasing Lender or Participant shall be delivered subject to a written confidentiality agreement satisfactory to the Administrative Agent and signed by such Purchasing Lender or Participant. Notwithstanding the foregoing, the Agents and the Lenders may disclose information concerning the Borrower, its Subsidiaries and Affiliates, and Wireless and its Subsidiaries and Affiliates (i) in accordance with normal banking practices and such Agent's or such Lender's policies concerning disclosure of such information, (ii) pursuant to what such Agent or such Lender believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by Governmental Rule, judicial process or subpoena, (iv) to their respective attorneys, accountants and auditors and (v) as deemed reasonably necessary by the Agents and the Lenders in connection with prosecuting or defending litigation involving the Borrower, any Subsidiary of the Borrower, or Wireless.

10.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.13 SURVIVAL. All representations, warranties, covenants and agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Revolving Credit Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of the Revolving Credit Notes and the Obligations is made.

10.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

10.15 FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF PHILADELPHIA COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN
SECTION 10.4, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE PARTIES HERETO HEREBY SPECIFICALLY CONSENT TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF PHILADELPHIA COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND WAIVE AND HEREBY ACKNOWLEDGE THAT THEY ARE ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THEM SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST ANY PARTY HERETO CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE PARTIES HERETO HEREBY

ACKNOWLEDGE AND AGREE THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 10.15 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

10.16 WAIVER OF JURY TRIAL. IN ORDER TO EXPEDITE THE RESOLUTION OF ANY DISPUTES WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND IN LIGHT OF THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED UNDER THE LOAN DOCUMENTS, THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH THEY MAY BE PARTIES, WHETHER ARISING OUT OF, UNDER, OR BY REASON OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER TRANSACTION AMONG THEM OF ANY KIND OR NATURE, AND THE PARTIES ACKNOWLEDGE THAT SUCH WAIVER HAS BEEN SPECIFICALLY NEGOTIATED AS PART OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.17 NON-BUSINESS DAYS. Whenever any payment hereunder or under the Revolving Credit Notes is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest in connection with such payment.

10.18 INTEGRATION. This Agreement is the entire agreement among the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

10.19 HEADINGS. Article, Section, Subsection and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

10.20 COUNTERPARTS. This Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


WITNESS:                    SYGNET COMMUNICATIONS, INC.,
                            an Ohio corporation


/s/ PAMELA D. FRYE          By: /s/ CRAIG T. SHEETZ                 (SEAL)
------------------------       --------------------------------------
Name: Pamela D. Frye        Name:  Craig T. Sheetz
                            Title:    Chief Financial Officer


                            TORONTO DOMINION (TEXAS), INC.,
                            in its capacity as Administrative Agent


                            By: /s/ DAVID G. PARKER                 (SEAL)
                               --------------------------------------
                            Name:  David G. Parker
                            Title:    Vice President


                            PNC BANK, NATIONAL
                            ASSOCIATION, in its capacity as
                            Documentation Agent and Collateral Agent


                            By: /s/ DANIEL E. HOPKINS               (SEAL)
                               --------------------------------------
                            Name:  Daniel E. Hopkins
                            Title:    Vice President

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                            PNC BANK, NATIONAL
                                            ASSOCIATION


                                            By: /s/ DANIEL E. HOPKINS    (SEAL)
                                               ---------------------------
                                            Name:  Daniel E. Hopkins
                                            Title:    Vice President

Commitment:                $40,000,000

Commitment Percentage:              13.333333333%


Address for notice purposes:

If by United States Mail:                   If by other means:

PNC Bank, National Association              PNC Bank, National Association
Communications Banking Division             Communications Banking Division
1600 Market Street                          1600 Market Street
21st Floor - Mail Stop F2-F070-21-1         21st Floor - Mail Stop F2-F070-21-1
Philadelphia, PA  19103                     Philadelphia, PA 19103
Attention: Daniel E. Hopkins                Attention: Daniel E. Hopkins
                                            Telephone: 215-585-7468
                                            Telecopier: 215-585-6680



Address for Euro-Rate Loan funding if different from above:


PNC Bank, National Association
1600 Market Street
21st Floor - Mail Stop F2-F070-21-1
Philadelphia, PA 19103
Attention: Joanne Rane
Telephone: (215) 585-6809
Telecopier: (215) 585-7485
Telex:
      --------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                          THE TORONTO-DOMINION BANK


                                          By: /s/ DAVID G. PARKER         (SEAL)
                                             ------------------------------
                                          Name:  David G. Parker
                                          Title:    Mgr. Cr. Admin.

Commitment:                $40,000,000

Commitment Percentage:              13.333333333%


Address for notice purposes:

If by United States Mail:                 If by other means:





Attention:                                Attention:
          ------------------------                  -----------------------
The Toronto-Dominion Bank                 The Toronto-Dominion Bank
31 West 52nd Street - 20th Floor          31 West 52nd Street - 20th Floor
New York, NY 10019-6101                   New York, NY 10019-6101
                                          Telephone: (212) 468-0719
                                          Telecopier: (212) 262-1928
                                          Telex:



Address for Euro-Rate Loan funding if different from above:

--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------

Telephone:
          ----------------------------------
Telecopier:
           ---------------------------------
Telex:
      --------------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                   CIBC, INC.


                                   By: /s/ MARISA J. HARNEY           (SEAL)
                                      ---------------------------------
                                   Name:  Marisa J. Harney
                                   Title:    Director, CIBC Wood Gundy
                                             Securities Corp. Acting Agent

Commitment:                $30,000,000

Commitment Percentage:              10.00%


Address for notice purposes:

If by United States Mail:           If by other means:


Attention: Marisa J. Harney         Attention:  Marisa J. Harney
CIBC, Inc.                          CIBC, Inc.
425 Lexington Avenue                425 Lexington Avenue
New York, NY 10017                  New York, NY 10017

                                    Telephone: (212) 856-4254
                                    Telecopier: (212) 856-3558
                                    Telex:
                                          --------------------------


Address for Euro-Rate Loan funding if different from above:

--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------

Telephone:
          ----------------------------------
Telecopier:
           ---------------------------------
Telex:
      --------------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                           CORESTATES BANK, N.A.


                                           By: /s/ ANTHONY B. PARISI      (SEAL)
                                              -----------------------------
                                           Name:  Anthony B. Parisi
                                           Title:   Vice President

Commitment:                $30,000,000

Commitment Percentage:              10.00%


Address for notice purposes:

If by United States Mail:                  If by other means:


Attention: Anthony B. Parisi               Attention: Anthony B. Parisi
CoreStates Bank, N.A.                      CoreStates Bank, N.A.
FC 1-8-11-28                               FC 1-8-11-28
1339 Chestnut Street                       1339 Chestnut Street
Philadelphia, PA 19107                     Philadelphia, PA 19107

                                           Telephone: (215) 786-8216
                                           Telecopier: (215) 786-7721
                                           Telex:
                                                 ---------------------------

Address for Euro-Rate Loan funding if different from above:


Attention:  Mary Lockhart
FC 1-8-11-28
1339 Chestnut Street
Philadelphia, PA 19107

Telephone: (215) 786-4313
Telecopier: (215) 786-7721
Telex:
      -----------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                              FLEET NATIONAL BANK


                                              By: /s/ WENDY E. KLEPPER   (SEAL)
                                                 -------------------------
                                              Name:  Wendy E. Klepper
                                              Title:   Vice President

Commitment:                $30,000,000

Commitment Percentage:              10.00%


Address for notice purposes:

If by United States Mail:                     If by other means:


Attention: Wendy E. Klepper                   Attention: Wendy E. Klepper
Fleet National Bank                           Fleet National Bank
One Federal Street MAOFD03D                   One Federal Street MAOFD03D
Boston, MA 02110                              Boston, MA 02110
                                              Telephone: (617) 346-4356
                                              Telecopier: (617) 346-4346
                                              Telex:
                                                    -------------------------

Address for Euro-Rate Loan funding if different from above:

Deborah Micue
Fleet National Bank
One Federal Street MAOFD03D
Boston, MA 02110

Telephone:(617) 346-4370
Telecopier: (617) 346-4363
Telex:
      ---------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                        CREDIT LYONNAIS


                                        By: /s/ MARK D. THORSHEIM (SEAL)
                                           ------------------------
                                        Name:  Mark D. Thorsheim
                                        Title:   Vice President

Commitment: $25,000,000

Commitment Percentage: 8.333333333%


Address for notice purposes:

If by United States Mail:               If by other means:


Attention:        Mark D. Thorsheim     Attention: Mark D. Thorsheim
Credit Lyonnais                         Credit Lyonnais
1301 Avenue of the Americas, 18th Floor 1301 Avenue of the Americas, 18th Floor
New York, NY 10019-6022                 New York, NY 10019-6022

                                        Telephone:(212) 261-7852
                                        Telecopier: (212) 261-3318
                                        Telex:
                                              ---------------------

Address for Euro-Rate Loan funding if different from above:


Attention:  Debbie Troia
Credit Lyonnais
1301 Avenue of the Americas, 18th Floor
New York, NY  10019-6022

Telephone: (212) 261-7741
Telecopier: (212) 261-3318
Telex:
      ---------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                           THE FIRST NATIONAL BANK OF
                                           MARYLAND


                                           By: /s/ W. BLAKE HAMPSON     (SEAL)
                                              --------------------------------
                                           Name:  W. Blake Hampson
                                           Title:   Vice President

Commitment:    $25,000,000.00

Commitment Percentage:     8.333333333%


Address for notice purposes:

If by United States Mail:                  If by other means:


Attention: Timothy A. Knabe                Attention: Lynell Butler
The First National Bank of Maryland        The First National Bank of Maryland
25 South Charles Street                    25 South Charles Street
Baltimore, MD 21201                        Baltimore, MD 21201
                                           Telephone: (410) 244-4051
                                           Telecopier: (410) 244-4746
                                           Telex:
                                                 ---------------------

Address for Euro-Rate Loan funding if different from above:

--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------

Telephone:
          ----------------------------------
Telecopier:
           ---------------------------------
Telex:
      --------------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                             UNION BANK OF CALIFORNIA, N.A.


                                             By: /s/ J. KEVIN SAMPSON     (SEAL)
                                                ---------------------------
                                             Name:  J. Kevin Sampson
                                             Title:   Vice President

Commitment:   $20,000,000

Commitment Percentage:    6.666666667%


Address for notice purposes:

If by United States Mail:                    If by other means:


Attention: Kevin Sampson/Kristina            Attention: Kevin Sampson/Kristina
           Mouzakis                                     Mouzakis
Union Bank of California, N.A.               Union Bank of California, N.A.
Communications/Media Division                Communications/Media Division
445 South Figueroa Street G15-075            445 South Figueroa Street G15-075
Los Angeles, CA 90071-1655                   Los Angeles, CA 90071-1655

                                             Telephone: (213) 236-6585/7881
                                             Telecopier: (213) 236-5747
                                             Telex:
                                                   ------------------------

Address for Euro-Rate Loan funding if different from above:


Attention:  Liliane Bierman/Roz Taucher
Union Bank of California, N.A.
Communications/Media Division
445 South Figueroa Street G15-075
Los Angeles, CA 90071-1655

Telephone: (212) 236-4054/5008
Telecopier: (212) 236-8276/5747
Telex:
      -------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                         BANK OF MONTREAL, CHICAGO
                                         BRANCH


                                         By: /s/ YVONNE BOS             (SEAL)
                                            -----------------------------
                                         Name:  Yvonne Bos
                                         Title:   Senior Vice President

Commitment:     $15,000,000

Commitment Percentage:      5.00%


Address for notice purposes:

If by United States Mail:                If by other means:


Attention: Michael Andres                Attention: Michael Andres
Bank of Montreal                         Bank of Montreal
430 Park Avenue, 15th Floor              430 Park Avenue, 15th Floor
New York, NY 10022                       New York, NY 10022
                                         Telephone: (212) 605-1632
                                         Telecopier: (212) 605-1648
                                         Telex:
                                               ---------------------------

Address for Euro-Rate Loan funding if different from above:

--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------

Telephone:
          ----------------------------------
Telecopier:
           ---------------------------------
Telex:
      --------------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                              ROYAL BANK OF CANADA


                                              By: /s/ THOMAS M. BYRNE     (SEAL)
                                                 --------------------------
                                              Name:  Thomas M. Byrne
                                              Title:  Senior Manager

Commitment:    $15,000,000

Commitment Percentage:      5.00%


Address for notice purposes:

If by United States Mail:                     If by other means:


Attention: Linda Swantson                     Attention: Linda Swantson
Assistant Manager - Credit                    Assistant Manager - Credit
 Administration                                Administration
Royal Bank of Canada                          Royal Bank of Canada
Financial Square                              Financial Square
New York, NY 10005                            New York, NY 10005
                                              Telephone: (212) 428-6321
                                              Telecopier: (212) 428-2372
                                              Telex: MCI 62519


Address for Euro-Rate Loan funding if different from above:


Royal Bank of Canada
Grand Cayman (North America No. 1 Branch)
c/o New York Branch
Financial Square
New York, NY 10005
Telephone: (212) 428-6321
Telecopier: (212) 428-2372
Telex: MCI 62519

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                       NATIONAL CITY BANK NORTHEAST


                                       By: /s/ B.J. LUMPKIN            (SEAL)
                                          ------------------------------
                                       Name:  B.J. Lumpkin
                                       Title:   Assistant Vice President

Commitment:     $15,000,000

Commitment Percentage:     5.00%


Address for notice purposes:

If by United States Mail:              If by other means:


Attention: B.J. Lumpkin                Attention: B.J. Lumpkin
Corporate Banking Department           Corporate Banking Department
National City Bank Northeast           National City Bank Northeast
20 Federal Plaza                       20 Federal Plaza
Youngstown, OH 44503                   Youngstown, OH 44503

                                       Telephone: (330) 742-4218
                                       Telecopier: (330) 742-4308
                                       Telex:
                                             ------------------------------

Address for Euro-Rate Loan funding if different from above:

--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------

Telephone:
          ----------------------------------
Telecopier:
           ---------------------------------
Telex:
      --------------------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                           MERITA BANK LTD - NEW YORK
                                           BRANCH


                                           By: /s/ ERIC I. MANN           (SEAL)
                                              -----------------------------
                                           Name:  Eric I. Mann
                                           Title:   Vice President

                                           By: /s/ FRANK MAFFEI           (SEAL)
                                              -----------------------------
                                           Name:  Frank Maffei
                                           Title:   Vice President

Commitment:   $10,000,000

Commitment Percentage:   3.333333333%


Address for notice purposes:

If by United States Mail:                  If by other means:


Attention: Eric I. Mann                    Attention:  Eric I. Mann
Merita Bank Ltd - New York Branch          Merita Bank Ltd - New York Branch
437 Madison Avenue                         437 Madison Avenue
New York, NY 10022                         New York, NY 10022

                                           Telephone: (212) 318-9314
                                           Telecopier: (212) 318-9318
                                           Telex:
                                                 ----------------------

Address for Euro-Rate Loan funding if different from above:

Attention:  Rossella Perna
Merita Bank Ltd - New York Branch
437 Madison Avenue
New York, NY 10022

Telephone: (212) 318-9345
Telecopier: (212) 421-4420
Telex:
      -------------------------

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement dated as of October 9, 1996 by and among Sygnet Communications, Inc. and the Lenders and the Agents which are parties thereto to be executed by its duly authorized officer as of the date first above written.

                                             THE MAHONING NATIONAL BANK
                                             OF YOUNGSTOWN


                                             By: /s/ TIMOTHY A. BEAUMONT  (SEAL)
                                                ---------------------------
                                             Name:  Timothy A. Beaumont
                                             Title:   Vice President

Commitment:      $5,000,000.00

Commitment Percentage:     1.666666667%


Address for notice purposes:

If by United States Mail:                    If by other means:


Attention: Timothy A. Beaumont               Attention: Timothy A. Beaumont
The Mahoning National Bank of Youngstown     The Mahoning National Bank of
Youngstown
23 Federal Plaza                             23 Federal Plaza
Youngstown, OH  44503                        Youngstown, OH 44503

                                             Telephone: (330) 742-7084
                                             Telecopier: (330) 742-7418
                                             Telex:
                                                   -------------------------

Address for Euro-Rate Loan funding if different from above:

--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------

Telephone:
          ----------------------------------
Telecopier:
           ---------------------------------
Telex:
      --------------------------------------